UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

AMERANT BANCORP INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.
	(3)	Filing Party:
	(4)	Date Filed:

AMERANT BANCORP INC.

220 Alhambra Circle

Coral Gables, FL 33134

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON NOVEMBER 15, 2021

To the Shareholders of Amerant Bancorp Inc.:

Notice is hereby given that the Special Meeting (“Special Meeting”) of the shareholders of Amerant Bancorp Inc. (the “Company,” “we,” “us” or “our”) will be held on November 15, 2021 at 4:30 p.m., Eastern Time. Due to the continuing public health impact of the ongoing COVID-19 pandemic, as well as to support the health and well-being of our shareholders and employees, the Special Meeting will be held in a virtual meeting format only. You will be able to attend and participate in the Special Meeting online, vote your shares electronically and submit your questions prior to and during the meeting by visiting: https://meetnow.global/MUCQ7FN.

There is no physical location for the Special Meeting, and you will not be able to attend the Special Meeting physically in-person. The Special Meeting will begin promptly at 4:30 p.m., Eastern Time. We encourage you to access the Special Meeting prior to the start time. The platform includes functionality that affords shareholders the same meeting participation rights and opportunities they would have at an in-person meeting, while also allowing our shareholders to participate from any location with Internet connectivity that is convenient for them. Participants should allow ample time to log in and ensure that they can hear streaming audio prior to the start of the Special Meeting.

A recording of the meeting, including any questions asked and answers given, will be available for a period of 12 months following the meeting at https://meetnow.global/MUCQ7FN. Please refer to the “Questions and Answers about the Proxy Materials and the Special Meeting” section of the accompanying proxy statement for more details on how to attend the Special Meeting.

At the Special Meeting, you will be asked to act on the following proposals:

•

Proposal 1—The “Merger Proposal”. Proposal to adopt the Agreement and Plan of Merger (as amended from time to time, the “Merger Agreement”), entered into between the Company and its newly-created, wholly-owned subsidiary, Amerant Merger SPV Inc. (the “Merger”), a copy of which is attached as Annex A to the accompanying proxy statement.

•	Proposal 2—Other Business. To transact such other business as may properly come before the Special Meeting or any adjournments thereof.

Shareholders of record at the close of business on the Record Date (as defined in the accompanying proxy statement) are entitled to notice of and to vote at the Special Meeting. It is important that your shares be represented and voted at the meeting. You have the following options for voting your shares:

1.	vote via the Internet;

2.	vote via the telephone;

3.	complete and return the proxy card sent to you; or

4.	vote electronically during the virtual meeting.

If you have any questions or need assistance in voting your shares, please contact Morrow Sodali at (800) 662-5200 or by email to AMTB@info.morrowsodali.com.

By Order of the Board of Directors,
/s/ Frederick C. Copeland, Jr.
Frederick C. Copeland, Jr. Chairman of the Board of Directors

                                 , 2021

YOUR VOTE IS IMPORTANT. WE ENCOURAGE YOU TO VOTE BY PROXY BY CASTING YOUR VOTE, EVEN IF YOU PLAN TO ATTEND THE SPECIAL MEETING ONLINE.

The accompanying proxy statement is dated                     , 2021, and is first being mailed to Company shareholders on or about                                     , 2021.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Various of the statements made in this proxy statement, including information incorporated herein by reference to other documents, are “forward-looking statements” within the meaning of, and subject to, the protections of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through our use of words such as “may,” “will,” “anticipate,” “assume,” “seek,” “should,” “indicate,” “would,” “believe,” “contemplate,” “consider”, “expect,” “estimate,” “continue,” “plan,” “point to,” “project,” “could,” “intend,” “target” and other similar words and expressions of the future. Forward-looking statements include statements about the proposed Merger, our plans for the conversion of our existing Class A Common Stock and Class B Common Stock into shares of Surviving Corporation Class A Common Stock and Non-Voting Class A Common Stock (each as defined below), the tax consequences of the Merger, the Class A Repurchase Program (as defined below), and other statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions and future performance and condition, and involve risks, uncertainties and other factors, that may be beyond our control, and which may cause the actual results, performance, achievements, or financial condition of the Company to be materially different from future results, performance, achievements, or financial condition expressed or implied by such forward-looking statements. You should not expect us to update any forward-looking statements. These forward-looking statements should be read together with the “Risk Factors” included in the Company’s most recent Annual Report on Form 10-K, subsequently filed Quarter Reports on Form 10-Q, and other reports filed with the U.S. Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website www.sec.gov.

AMERANT BANCORP INC.

220 Alhambra Circle

Coral Gables, FL 33134

PROXY STATEMENT

FOR THE SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON NOVEMBER 15, 2021

This proxy statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Amerant Bancorp Inc. (the “Company”, “we,” “us,” or the “our”) of proxies to be voted at the Special Meeting of shareholders of the Company or any postponement or adjournment thereof (the “Special Meeting”). The Special Meeting will be held virtually over the Internet on November 15, 2021 at 4:30 p.m. Eastern Time.

The Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held On November 15, 2021, this proxy statement, and the related proxy card will be mailed to each shareholder entitled to notice of, and to vote at, the Special Meeting commencing on or about                 , 2021.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS

AND THE SPECIAL MEETING

Why am I receiving these materials?

We are providing these proxy materials to you in connection with the solicitation, by the Board, of proxies to be voted at the Company’s Special Meeting. You are receiving this proxy statement because you were an Amerant Bancorp Inc. shareholder as of the close of business on October 14, 2021 (the “Record Date”). This proxy statement provides notice of the Special Meeting, describes the proposals presented for shareholder action and includes information required to be disclosed to shareholders.

When and where is the Special Meeting and how can I attend with the ability to ask questions and/or vote?

The Special Meeting will be held on November 15, 2021 at 4:30 p.m., Eastern Time. The Special Meeting will be a completely virtual meeting of shareholders, which will be conducted exclusively by webcast. No physical meeting will be held. You are entitled to participate in the Special Meeting only if you were a registered holder of our common stock on the Record Date, or if you were a beneficial owner of shares of our common stock as of the Record Date and you hold a valid legal proxy for the Special Meeting.

Registered holders: If your shares are registered directly in your name with the Company’s transfer agent, Computershare, Inc. (“Computershare”), you are considered, with respect to those shares, the registered holder, and this proxy statement and the enclosed proxy card was mailed directly to you by the Company. As a registered holder, you will be able to attend the Special Meeting online, ask a question, and vote by visiting https://meetnow.global/MUCQ7FN and following the instructions on the proxy card or on the instructions accompanying the proxy materials.

Beneficial owners: If your shares are held through a broker, bank or other nominee, you are considered the beneficial owner of shares held in “street name”, and this proxy statement and the enclosed proxy card was forwarded to you by your broker, bank or other nominee. If you are a beneficial owner and want to attend the Special Meeting online by webcast, you have two options:

(1)	Registration in Advance of the Special Meeting

You will need to obtain a legal proxy from your bank, broker or other nominee to attend the Special Meeting. You should contact your bank, broker or other nominee for instructions regarding how to obtain a legal proxy. Once you obtain your legal proxy reflecting your common stock holdings, you must submit it along with your name and email address to Computershare.

Requests for registration as set forth in (1) above must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on November 10, 2021. You will receive a confirmation of your registration by email after Computershare receives your registration materials.

Requests for registration should be directed to Computershare at the following:

By email:	Forward the email from your bank, broker or other nominee granting you a Legal Proxy, or attach an image of your Legal Proxy, to legalproxy@computershare.com

By mail:	Computershare, Inc.
Amerant Bancorp Inc. Legal Proxy
P.O. Box 43001
Providence, RI 02940-3001

(2)	Register at the Special Meeting

Beneficial owners may register online at the Special Meeting to attend, ask questions and vote. We expect that the vast majority of beneficial owners will be able to fully participate using the control number received with their voting instruction form. Please note, however, that this option is intended to be provided as a convenience to beneficial owners only, and there is no guarantee this option will be available for every type of beneficial owners voting control number. The inability to provide this option to any or all beneficial owners shall in no way impact the validity of the Special Meeting. Beneficial owners may choose the register in advance of the Special Meeting as set forth in (1) above.

In any event, please go to https://meetnow.global/MUCQ7FN for more information on the available options and registration instructions.

The Special Meeting will begin promptly at 4:30 p.m., Eastern Time. We encourage you to access the meeting prior to the start time leaving ample time for check in. Please follow the registration instructions as outlined in this proxy statement.

What if I have trouble accessing the Special Meeting virtually?

The virtual meeting platform is fully supported across browsers (MS Edge, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most up-to-date version of applicable software and plugins. Please note that Internet Explorer is no longer supported. Participants should ensure that they have a strong Wi-Fi connection wherever they intend to participate in the meeting. We encourage you to access the meeting prior to the 4:30 p.m., Eastern Time, start time. A link on the meeting page will provide further assistance should you need it, or you may call US & Canada: 1-888-724-2416 or from outside the US & Canada: 1-781-575-2748.

What am I being asked to vote on at the Special Meeting?

At the Special Meeting, shareholders will be asked to act on the following matters:

•

Proposal 1: The “Merger Proposal”. Proposal to adopt the Agreement and Plan of Merger (as amended from time to time, the “Merger Agreement”), entered into between the Company and its newly-formed, wholly-owned subsidiary, Amerant Merger SPV Inc. (the “Merger”), a copy of which is attached as Annex A to this proxy statement.

•	Proposal 2—Other Business. To transact such other business as may properly come before the Special Meeting or any adjournments thereof.

How does the Board recommend that I vote?

After careful consideration, the Board (excluding Messrs. Capriles, Vollmer, and Marturet, who recused themselves), determined that the Merger Agreement and the Merger are advisable, substantively and procedurally fair to, and in the best interests of, the Company and the holders of both Class A Common Stock and Class B Common Stock, and the Board approved the Merger. Messrs. Capriles, Vollmer, and Marturet each beneficially own material amounts of our Class A Common Stock and our Class B Common Stock and are expected to continue as members of the Board following the completion of the Merger. See “Description of the Merger”. THE BOARD RECOMMENDS THAT YOU VOTE YOUR SHARES OF OUR COMMON STOCK “FOR” THE MERGER PROPOSAL. See “Description of the Merger— Interests of the Company’s Directors and Executive Officers in the Merger”.

How may the Company solicit my proxy?

We will pay all costs of preparing, assembling, printing and distributing the proxy materials. We have retained Morrow Sodali LLC to assist in soliciting proxies for a fee of approximately $12,500, plus reasonable out-of-pocket expenses. Fees for these services are calculated on a flat or per shareholder basis and will not be contingent upon the number of stockholder votes for the Merger Proposal. No fees will be paid for solicitation of any shareholder to vote in favor of the Merger Proposal. Morrow Sodali LLC will not make any recommendation regarding approval or disapproval of the Merger Proposal. Our employees may solicit proxies on behalf of our Board through the mail, in person, by telephone or by other forms of electronic communication, without additional compensation. We will reimburse brokers, banks and other nominees who hold shares of common stock in their names for the expenses of furnishing proxy materials to beneficial owners of the shares. See “Method of Proxy Solicitation” for additional information.

Who can vote?

Only shareholders of record at the close of business on the Record Date are entitled to notice of and to attend and vote at the Special Meeting. As of the Record Date, there were                outstanding shares of Class A Common Stock and                outstanding shares of Class B Common Stock.

What shareholder vote is required to adopt the Merger Agreement?

The Merger Proposal is subject to the approval of both a majority of the outstanding shares of Class A Common Stock voting as a class and a majority of the outstanding shares of Class B Common Stock voting as a class. Each share of Class A Common Stock outstanding on the Record Date will be entitled to cast one vote per share at the Special Meeting, and each share of Class B Common Stock outstanding on the Record Date will be entitled to cast one-tenth (1/10) of a vote per share at the Special Meeting.

What will be the effect of broker non-votes and abstentions?

•

Broker Non-Votes. If your shares are held by a bank, broker or other nominee and you do not provide the bank, broker or other nominee with specific voting instructions, the organization that holds your shares may generally vote on “routine” matters but cannot vote on non-routine matters. If the bank, broker or other nominee that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization will inform our inspector of elections that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.” When our inspector of elections tabulates the votes for any matter, broker non-votes will be counted for purposes of determining whether a quorum is present. The Merger Proposal is considered “non-routine,” and banks, brokers and certain other nominees that hold your shares in street name will not be able to cast votes on either proposal if you do not provide them with voting instructions. Please provide voting instructions to the bank, broker or other nominee that holds your shares by carefully following their instructions.

•

Abstentions. Abstentions will not be counted as votes cast with regard to the Merger Proposal. Therefore, abstentions will have no effect on the outcome of this proposal. As stated above, abstentions will be counted for the purpose of determining whether a quorum is present.

Our Board (excluding Messrs. Capriles, Vollmer, and Marturet, who recused themselves) has determined that the Merger Agreement and the Merger are advisable, substantively and procedurally fair to, and in the best interests of the Company and its shareholders. Because of the level of approval needed for these matters and the fact that brokers will not be able to vote on this proposal unless they receive instructions from their clients, it is very important that you vote your shares.

How can I vote?

Whether or not you plan to attend the Special Meeting virtually, we urge you to vote in advance of the Special Meeting by one of the methods described in the proxy materials for the Special Meeting. Shareholders who log into the virtual meeting following the instructions above will be able to vote their shares electronically during the Special Meeting by clicking on the “Cast Your Vote” link on the meeting center site.

Record holders (meaning the shares are registered in your name as opposed to the name of a bank or broker) may vote online, by telephone, by mail and at the Special Meeting. Record holders may vote online at www.envisionreports.com/AMTB, 24 hours a day, seven days a week. Record holders may vote by telephone by calling 1-800-652-8683, 24 hours a day, seven days a week. Record holders will need the control number included in their proxy card in order to vote online or by telephone. Record holders may also vote by mail by completing, signing and dating each proxy card received and returning it in the prepaid envelope to Proxy Services C/O Computershare Investor Services, PO BOX 505008 Louisville, KY 40233-9814. Record holders submitting their vote by mail should sign their name exactly as it appears on the proxy card. Votes submitted by proxy cards must be received no later than November 12, 2021. Record holders may also vote at the Special Meeting where votes must be received no later than the closing of the polls.

If you are a beneficial owner, you have the right to direct your bank, broker or other nominee on how to vote the shares in your account by following the voting instructions provided by that organization. The availability of online and telephone voting will depend on the voting options of your broker, bank or other nominee. Alternatively, a beneficial owner may vote directly at the Special Meeting by following the process outlined above. Votes at the Special Meeting must be received no later than the closing of the polls.

How can I change or revoke my proxy?

Shareholders who execute proxies retain the right to revoke them at any time before the shares are voted by proxy at the Special Meeting. A shareholder may revoke a proxy by delivering a signed statement to our Corporate Secretary at or prior to the Special Meeting or by timely executing and delivering, by Internet, telephone, or mail, another proxy dated as of a later date. Furthermore, you may revoke a proxy by attending the Special Meeting and voting online using the “Cast Your Vote” link on the meeting center site, which will automatically cancel any proxy previously given. Attendance at the Special Meeting, however, will not automatically revoke any proxy that you have given previously unless you vote online using the “Cast Your Vote” link on the meeting center site.

If you hold shares through a bank, broker or other nominee, you must contact the bank, broker or other nominee to revoke any prior voting instructions.

What constitutes a quorum?

In order for business to be conducted, a quorum must be represented at the Special Meeting. The majority of all votes entitled to be cast by the holders of the outstanding shares of Class A Common Stock and Class B Common Stock, as applicable, represented as present in the Special Meeting or by proxy, shall constitute a quorum at the Special Meeting. Shares represented by a proxy in which authority to vote for any matter considered is “withheld,” a proxy marked “abstain” or a proxy as to which there is a “broker non-vote” (described below) will be considered present at the meeting for purposes of determining a quorum.

What is the proposed Merger?

On                 , 2021, the Company entered into a Merger Agreement with its newly-formed, wholly-owned subsidiary, Amerant Merger SPV Inc. (“Merger Sub”), a copy of which is attached as Annex A to this proxy statement. If the Merger Proposal is approved, Merger Sub will merge with and into the Company as of the effective time of the Merger. From and after the effective time of the Merger, the separate corporate existence of Merger Sub will cease and the Company will continue as the surviving corporation (in this capacity, the “Surviving Corporation”).

In connection with the Merger, the number of shares that we are authorized to issue will increase by                 and all outstanding shares of Class A Common Stock and all outstanding shares of Class B Common Stock will be automatically converted into the Applicable Consideration (as defined in the section entitled “What will I receive in the Merger?” below).

The Company currently has two publicly traded classes of common stock: the Class A Common Stock and the Class B Common Stock, which trade on the Nasdaq under the symbols “AMTB” and “AMTBB”, respectively. On the Record Date, there were                  shares of Class A Common Stock and                  shares of Class B Common Stock outstanding. If the Merger is completed, the Class B Common Stock will cease to be listed on the Nasdaq, there will not be any public market for the Class B Common Stock and the Company will not have any Class B Common Stock authorized or outstanding. If the Merger is completed, the Company will have Surviving Corporation Class A Common Stock (as defined below) and Non-Voting Class A Common Stock authorized and outstanding. The terms of the Surviving Corporation Class A Common Stock will be identical to the existing Class A Common Stock. The only difference between the Surviving Corporation Class A Common Stock and Non-Voting Class A Common Stock is that the former is entitled to one vote per share and the latter does not have any voting rights (unless required by applicable law or Nasdaq regulations).

What will I receive in the Merger?

If the Merger Proposal is approved:

•

Each share of our Class A Common Stock will be automatically converted into one (1) share of the Surviving Corporation’s Class A Common Stock (the “Surviving Corporation Class A Common Stock”), provided, however, that if any Person, together with its Affiliates (as such terms are defined in the Merger Agreement), would own, of record or as a beneficial owner, more than 8.9% of the outstanding shares of Surviving Corporation Class A Common Stock following the Merger (the “Cap”), such Person’s shares of Class A Common Stock shall be converted into shares of Surviving

Corporation’s Non-Voting Class A Common Stock (the “Non-Voting Class A Common Stock”), solely with respect to holdings that would be in excess of the Cap (with the resulting shares of Surviving Corporation Class A Common Stock and/or Non-Voting Class A Common Stock being hereinafter referred to as the “Class A Consideration”);

•

Each share of our Class B Common Stock (other than shares held by holders of Class B Common Stock who have elected to dissent from the Merger and seek appraisal rights in accordance with Florida law) shall be automatically converted into 0.95 of a share of the Surviving Corporation Class A Common Stock, provided, however, that if any Person, together with its Affiliates, would own, of record or as a beneficial owner, more than the Cap, such Person’s shares of Class B Common Stock shall be converted into shares of Non-Voting Class A Common Stock, solely with respect to holdings that would be in excess of the Cap (with the resulting shares of Surviving Corporation Class A Common Stock and/or Non-Voting Class A Common Stock being hereinafter referred to as the “Class B Consideration”); and

•

Each share of capital stock of Merger Sub that is owned by the Company or Merger Sub will automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

As used herein, “beneficial owner” means any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares (i) voting power which includes the power to vote, or to direct the voting of, such shares of capital stock; and/or (ii) investment power, which includes the power to dispose, or to direct the disposition of, such shares of capital stock.

The Class A Consideration and the Class B Consideration are collectively referred to herein as the “Applicable Consideration”.

No fractional shares will be issued in connection with the Merger. All shareholders that would hold fractional shares as a result of the Merger will receive a cash payment in lieu of such fractional shares. Each shareholder will receive an amount of cash, in lieu of any fractional shares equal to the total fractional amount times the greater of (i) the average closing price of a share of Class A Common Stock on the Nasdaq for the 15 trading days immediately preceding the effective time of the Merger and (ii) the closing price of a share of Class A Common Stock on the Nasdaq on the trading day immediately preceding the effective time of the Merger. In addition, to the extent that following the Applicable Consideration into which a holder’s shares of Class A Common Stock and/or Class B Common Stock, as the case may be, are convertible into would be comprised of fewer than 100 shares of Surviving Corporation Class A Common Stock, such holder will also receive a cash payment in lieu of such Surviving Corporation Class A Common Stock, calculated in the same manner as cash to be paid in lieu of any fractional shares. See “Description of the Merger”.

Any shareholder that receives Non-Voting Class A Common Stock in connection with the Merger will be eligible to exchange such shares for Surviving Corporation Class A Common Stock on a one-for-one basis, so long as such holder’s ownership, together with its Affiliates, of Surviving Corporation Class A Common Stock, does not exceed the Cap. In addition, all shares of Non-Voting Class A Common Stock will be automatically eligible to be exchanged for an equal number of shares of Surviving Corporation Class A Common Stock upon sale to a purchaser that, after such transaction, does not own, of record or as a beneficial owner, Surviving Corporation Class A Common Stock in excess of the Cap. The determination of ownership levels in excess of the Cap shall be made by the Surviving Corporation’s Board of Directors in good faith.

What are the reasons for the proposed Merger?

From 1987 through December 31, 2017, the Company was a wholly-owned subsidiary of Mercantil Servicios Financieros, C.A. (“MSF”). The Company historically had two classes of common stock. On March 15, 2018, MSF transferred 100% of the Company’s outstanding Class A Common Stock and Class B Common Stock (together, the “Company Shares”), to a newly-created Florida common law, non-discretionary, grantor trust.

On August 10, 2018, the Company completed its spin-off from MSF (the “Spin-off”) through the distribution of 19,814,992 shares of Class A Common Stock and 14,218,596 shares of Class B Common Stock, in each case adjusted for a stock split completed on October 24, 2018. The shares distributed (the “Distributed Shares”) constituted 80.1% of the total issued and outstanding Company Shares of each class. As a result of the Distribution, each holder of record of MSF’s Class A Common Stock or Class B Common Stock on April 2, 2018 received one share of Class A Common Stock or one share of our Class B Common Stock for each share of MSF Class A common stock or Class B common stock, respectively. The Spin-off was structured to be tax-free for United States federal income tax purposes.

The Spin-off was part of a strategic initiative to simplify the Company’s and MSF’s businesses and regulation, reduce economic and political risk to the Company’s subsidiaries and shareholders, and allow the Company to allocate its capital more efficiently and improve its access to the United States capital markets and expand and serve its growing markets. The Spin-off allowed the Company to compete more effectively, simplify its operations, and improve its performance, and therefore add shareholder value. The Class A Common Stock and Class B Common Stock structure of the Company mirrored the dual-class structure of MSF at the time of the Spin-off, which facilitated the distribution of the Distributed Shares to each holder of record of MSF’s Class A Common Stock or Class B Common Stock that were entitled to receive shares of the Company in the Spin-off. Currently, the Board believes that the existence of the Class B Common Stock no longer serves a strategic purpose of the Company and has (i) negatively impacted the liquidity of the Class A Common Stock and Class B Common Stock in the trading markets, (ii) contributed to a significant trading price differential between the Class A Common Stock and the Class B Common Stock, and (iii) caused confusion among investors and analysts interested in the Company. The Board believes that a more simplified capital structure with one publicly traded class of common stock will result in enhanced trading volume and liquidity and will remedy the confusion. In addition, the Company believes that the simplified capital structure proposed in the Merger will make it easier to raise additional capital and use equity in acquisitions by the Company.

If the Merger Proposal is approved, all shares of Class A Common Stock and Class B Common Stock prior to the Merger will be automatically converted into shares of Surviving Corporation Class A Common Stock and/or Non-Voting Class A Common Stock. See “Description of the Merger”.

When is the Merger expected to be completed?

If shareholders approve the Merger at the Special Meeting, we currently expect the transaction to be completed on or shortly after the date of the Special Meeting.

If I do not favor the adoption of the Merger Agreement, what are my appraisal rights under Florida law?

If you are a holder of Class B Common Stock as of the Record Date, you are entitled to appraisal rights under the Florida Business Corporation Act (“FBCA”). If you do not wish to accept the Class B Consideration pursuant to the terms of the Merger Agreement, you may dissent from the Merger and elect to receive the fair value of your shares of Class B Common Stock immediately prior to the date of the Special Meeting, excluding any appreciation or depreciation in anticipation of the Merger unless exclusion would be inequitable. This appraised value could be more than, the same as or less than the value of the Class B Consideration. To exercise appraisal rights, a dissenting holder of Class B Common Stock must strictly comply with the requirements of Sections 607.1301 through 607.1340 of the FBCA. For additional information regarding appraisal rights, see “Appraisal Rights” and the complete text of Sections 607.1301 through 607.1340 of the FBCA attached to this proxy statement as Annex B.

By voting any of its shares for the adoption of the Merger Agreement, a holder of Class B Common Stock will have waived and relinquished any claim for appraisal rights. The Company intends to take the position with respect to any shareholder lawsuit seeking recovery outside of the appraisal rights process that any shareholder who either (i) votes for the adoption of the Merger Agreement, (ii) does not exercise appraisal rights or (iii) accepts any Class B Consideration will have waived and relinquished all claims arising out of or relating to the consideration provided to the Company’s holders of Class B Common Stock under the Merger Agreement. This proxy statement constitutes notice to you from the Company of the availability of appraisal rights under the FBCA.

What is the Class A Common Stock repurchase program?

In September 2021, the Board authorized a new share repurchase program (the “Class A Repurchase Program”), pursuant to which the Company may purchase, from time to time, up to an aggregate amount of $50 million of its shares of Class A Common Stock. Repurchases under the program may be made in the open market, by block purchase, in privately negotiated transactions or otherwise in compliance with Rule 10b-18 under the Exchange Act. The Company will not make any repurchases under the Class A Repurchase Program until after the Special Meeting. See “Related Transactions”.

Who can answer my questions?

If you have questions about this proxy statement, the Special Meeting, or how to vote your shares, please contact Morrow Sodali at (800) 662-5200 or by email at AMTB@info.morrowsodali.com.

OTHER INFORMATION

A list of shareholders entitled to vote at the Special Meeting will be available for inspection upon request of any shareholder at our principal executive offices at 220 Alhambra Circle, Coral Gables, Florida 33134 during the ten days prior to the meeting, during ordinary business hours. In addition, beginning 15 minutes prior to, and during, the Special Meeting, a list of shareholders of record will be available for viewing by shareholders admitted to the meeting for any purpose germane to the meeting at https://meetnow.global/MUCQ7FN.

YOU SHOULD READ CAREFULLY THIS PROXY STATEMENT

(INCLUDING THE ANNEXES) IN ITS ENTIRETY.

PROPOSAL 1

THE MERGER PROPOSAL

Description of the Merger

On                     , 2021, the Company entered into a Merger Agreement with Merger Sub, a copy of which is attached as Annex A to this proxy statement. The Board (excluding Messrs. Capriles, Vollmer, and Marturet, who recused themselves) has determined that the Merger Agreement and the Merger are advisable, substantively and procedurally fair to, and in the best interests of, the Company and its shareholders and recommends that the shareholders vote for the adoption of the Merger Agreement. The following summary does not contain all of the terms of the Merger Agreement. All shareholders are urged to read carefully the Merger Agreement in its entirety. If the Merger Proposal is approved, Merger Sub will merge with and into the Company as of the Effective Time (as defined below). From and after the effective time of the Merger, the separate corporate existence of Merger Sub will cease and the Company will continue as the Surviving Corporation.

If the Merger Proposal is approved:

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Each share of our Class A Common Stock will be automatically converted into one (1) share of Surviving Corporation Class A Common Stock, provided, however, that if any Person, together with its Affiliates, would own, of record or as a beneficial owner (as defined above), more than 8.9% of the outstanding shares of Surviving Corporation Class A Common Stock following the Merger (the Cap), such Person’s shares of Class A Common Stock shall be converted into shares of Non-Voting Class A Common Stock, solely with respect to holdings that would be in excess of the Cap;

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Each share of our Class B Common Stock (other than shares held by holders of Class B Common Stock who have elected to dissent from the Merger and seek appraisal rights in accordance with Florida law) shall be automatically converted into 0.95 of a share of Surviving Corporation Class A Common Stock, provided, however, that if any Person, together with its Affiliates, would own, of record or as a beneficial owner, more than the Cap, such Person’s shares of Class B Common Stock shall be converted into shares of Non-Voting Class A Common Stock, solely with respect to holdings that would be in excess of the Cap; and

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Each share of capital stock of Merger Sub that is owned by the Company or Merger Sub will automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

No fractional shares will be issued in connection with the Merger. All shareholders that would hold fractional shares as a result of the Merger will receive a cash payment in lieu of such fractional shares. Each shareholder will receive an amount of cash, in lieu of any fractional shares equal to the total fractional amount times the greater of (i) the average closing price of a share of Class A Common Stock on the Nasdaq for the 15 trading days immediately preceding the effective time of the Merger and (ii) the closing price of a share of Class A Common Stock on the Nasdaq on the trading day immediately preceding the effective time of the Merger. In addition, to the extent that following the Applicable Consideration into which a holder’s shares of Class A Common Stock and/or Class B Common Stock, as the case may be, are convertible into would be comprised of fewer than 100 shares of Surviving Corporation Class A Common Stock, such holder will also receive a cash payment in lieu of such Surviving Corporation Class A Common Stock, calculated in the same manner as cash to be paid in lieu of any fractional shares.

Any shareholder that receives Non-Voting Class A Common Stock in connection with the Merger will be eligible to exchange such shares for Surviving Corporation Class A Common Stock on a one-for-one basis, so long as such holder’s ownership, together with its Affiliates, of Surviving Corporation Class A Common Stock, does not exceed the Cap. In addition, all shares of Non-Voting Class A Common Stock will be automatically eligible to be exchanged for an equal number of shares of Surviving Corporation Class A Common Stock upon sale to a purchaser that, after such transaction, does not own, of record or as a beneficial owner, Surviving

Corporation Class A Common Stock in excess of the Cap. The determination of ownership levels in excess of the Cap shall be made by the Surviving Corporation’s Board of Directors in good faith.

The terms of the Surviving Corporation Class A Common Stock will be identical to the existing Class A Common Stock. The only difference between the Surviving Corporation Class A Common Stock and Non-Voting Class A Common Stock is that the former is entitled to one vote per share and the latter does not have any voting rights (unless required by applicable law or Nasdaq regulations).

Following the Merger, the Surviving Corporation Class A Common Stock will continue to trade on the Nasdaq under the symbol “AMTB”. The Non-Voting Class A Common Stock will not be listed for trading on any securities exchange.

The Merger Proposal is subject to the approval of both a majority of the outstanding shares of Class A Common Stock voting as a class, and a majority of the outstanding shares of Class B Common Stock, voting as a class.

If the shareholders adopt the Merger Agreement, the Company currently intends to file articles of merger with the Florida Secretary of State as soon as practicable following the Special Meeting. The Merger will be effective immediately upon the filing of the articles of merger with the Florida Secretary of State (or at such subsequent time as may be specified in the articles of merger). Although the Company currently intends to file the articles of merger if the shareholders approve the Merger at the Special Meeting, the Board reserves the right to abandon the Merger and not file the articles of merger even if shareholders approve the adoption of the Merger Agreement. Although the Board does not currently anticipate exercising its right to abandon the Merger, nor does it contemplate any specific events that would trigger the abandonment of the Merger, the Board will defer or abandon the Merger if, in its business judgment, adverse market conditions, general economic conditions or other developments affecting the Company or its securities are such as to make the conversion of the shares of Class A Common Stock and Class B Common Stock into shares of Surviving Corporation Class A Common Stock (or Non-Voting Class A Common Stock, as the case may be), and the Merger is no longer in the best interests of the Company or its shareholders.

The Board and officers of the Company immediately prior to the effective time of the Merger will be the directors and officers of the Surviving Corporation from and after the effective time of the Merger and shall hold office until the earlier of their respective death, resignation or removal or their respective successors are duly elected or appointed and qualified in the manner provided for in our articles of incorporation or bylaws, or as otherwise provided by the FBCA.

In connection with the Merger, we plan to amend our Amended and Restated Bylaws to eliminate all references to Class B Common Stock, add references to the Non-Voting Class A Common Stock, and to make technical changes to conform to changes in Florida law and best practices.

Background of our Dual-Class Structure and Reasons for the Merger

From 1987 through December 31, 2017, the Company was a wholly-owned subsidiary of MSF. The Company historically had two classes of common stock. On March 15, 2018, MSF transferred 100% of the Company’s outstanding Class A Common Stock and Class B Common Stock (referred to herein as the Company Shares), to a newly-created Florida common law, non-discretionary guarantor trust.

On August 10, 2018, the Company completed the Spin-off through the distribution of 19,814,992 shares of Class A Common Stock and 14,218,596 shares of Class B Common Stock in each case adjusted for a stock split completed on October 24, 2018. The Distributed Shares constituted 80.1% of the total issued and outstanding Company Shares of each class. As a result of the Distribution, each holder of record of MSF’s Class A Common Stock or Class B Common Stock on April 2, 2018 received one share of Class A Common Stock or one share of our Class B Common Stock for each share of MSF Class A common stock or Class B common stock, respectively. The Spin-off was structured to be tax-free for United States federal income tax purposes.

The Spin-off was part of a strategic initiative to simplify the Company’s and MSF’s businesses and regulation, reduce economic and political risk to the Company’s subsidiaries and shareholders, and allow the Company to allocate its capital more efficiently and improve its access to the United States capital markets and expand and serve its growing markets. The Spin-off allowed the Company to compete more effectively, simplify its operations, and improve its performance, and therefore add shareholder value. The Class A Common Stock and Class B Common Stock structure of the Company mirrored the dual-class structure of MSF at the time of the Spin-off, which facilitated the distribution of the Distributed Shares to each holder of record of MSF’s Class A Common Stock or Class B Common Stock that were entitled to receive shares of the Company in the Spin-off. Currently, the Board believes that the existence of the Class B Common Stock no longer serves a strategic purpose of the Company and has (i) negatively impacted the liquidity of the Class A Common Stock and Class B Common Stock in the trading markets, (ii) contributed to a significant trading price differential between the Class A Common Stock and the Class B Common Stock, and (iii) caused confusion among investors and analysts interested in the Company. The Board believes that a more simplified capital structure with one publicly traded class of common stock will result in enhanced trading volume and liquidity and will remedy the confusion. In addition, the Company believes that the simplified capital structure proposed in the Merger will make it easier to raise additional capital and use equity in acquisitions by the Company. If the Merger Proposal is approved, all shares of Class A Common Stock and Class B Common Stock prior to the Merger will be automatically converted into shares of Surviving Corporation Class A Common Stock and/or Non-Voting Class A Common Stock. See “Description of the Merger.”

Board Considerations

The Board has evaluated the advantages and opportunities of the Merger in light of certain risks and other considerations associated with the Merger, including the following:

Simplification of our capital structure. The Board believes that the Company’s current structure with two publicly traded classes of common stock has had negative consequences on the liquidity and trading prices of the Class A Common Stock and the Class B Common Stock and on the Company’s ability to pursue its long-term business plans. The existence of two publicly traded classes of common stock has reduced the Company’s flexibility to structure potential acquisitions using common stock. Furthermore, the Company has had additional expense and inefficient allocation of resources due to administration of the dual-class structure and the need for management to consistently attend to questions and confusion in the marketplace. The Board believes that the simplification of the capital structure will help to eliminate these negative effects and make the Company’s Class A Common Stock a more attractive investment.

Potential improvement of liquidity and increased appeal to investors. In establishing a simplified capital structure, the Board believes that the Merger may increase the liquidity and trading efficiency of the traded shares. In particular, the Board believes that by allowing for easier analysis and valuation of the Class A Common Stock, the Class A Common Stock will appeal to a wider range of investors. The Board believes that the Merger also may potentially enhance investor interest in the Class A Common Stock by eliminating confusion within the financial community regarding the two current publicly traded classes of common stock. In addition, the Board believes that the uniform voting rights of the listed common stock after the Merger may potentially hold greater appeal to investors. While the Board believes the Merger may increase investor interest in the Class A Common Stock and therefore improve liquidity, there can be no assurance that this will occur.

Alignment of voting rights with equity interests. The Board believes that the Merger would fully align the voting rights of shareholders with the shareholders’ economic interests. The conversion of the Class B Common Stock voting power with respect to election of Directors into one publicly traded class of common stock where each share has equal voting power will help voting control reflect the risk of ownership.

Certain Effects of the Merger

As a result of the Merger and recapitalization:

Business and operations. The Merger will not have an effect on the business or operations of the Company and its subsidiaries. Immediately following the Merger, the business and operations of the Company, as currently conducted, will be continued by the Company.

Effects on relative voting power. Prior to the Merger, each share of Class A Common Stock is entitled to cast one vote per share, and each share of Class B Common Stock is entitled to cast one-tenth (1/10) of a vote per share. The relative voting power per share of Persons owning Class A Common Stock before the Merger will decrease following the Merger, and the relative voting power per share of Persons owning Class B Common Stock before the Merger will increase following the Merger by an amount depending on the Applicable Consideration and whether such holder receives any shares of Non-Voting Class A Common Stock because such holder would have owned more than 8.9% of the outstanding Surviving Corporation Class A Common Stock following the Merger.

Trading market. Currently, the shares of Class A Common Stock and Class B Common Stock are traded separately on the Nasdaq. For the twelve-month period ended August 31, 2021, the average daily trading volume of the Class A Common Stock was approximately 57,628 shares and the average daily trading volume for the Class B Common Stock was approximately 22,845 shares. Although one of the reasons underlying the Company’s desire for a single class of publicly traded common stock is increasing the liquidity and trading efficiency of the Company’s common stock, the Company cannot assure you that the liquidity and trading efficiency of its single class of publicly traded common stock after the Merger will increase as compared to the current Class A Common Stock and Class B Common Stock.

Market price. The market price of shares of Surviving Corporation Class A Common Stock and Non-Voting Class A Common Stock following the Merger will depend on many factors, including, among others, the future performance of the Company, general market conditions and conditions relating to companies in industries similar to that of the Company. Accordingly, the Company cannot predict the prices at which the Surviving Corporation Class A Common Stock will trade following the Merger, just as the Company cannot predict the price at which the Class A Common Stock and Class B Common Stock currently trade. On                      , 2021, the closing price of the Class A Common Stock and the Class B Common Stock was $             per share and $             per share, respectively, as reported on the Nasdaq.

Securities Act. The conversion of the Class A Common Stock and Class B Common Stock into the Applicable Consideration in connection with the Merger is being made pursuant to an exemption from registration under Section 3(a)(9) of the Securities Act. We are not paying any commission or other remuneration in connection with the Merger or the stockholder approval. Shares of Surviving Corporation Class A Common Stock (or Non-Voting Class A Common Stock, as the case may be) issued upon effectiveness of the Merger, other than any such shares held by affiliates of the Company within the meaning of the Securities Act, and other than shares received in respect of restricted shares, may be offered for sale and sold in the same manner as the existing Class A Common Stock and Class B Common Stock without additional registration under the Securities Act. Affiliates of the Company and holders of restricted shares will continue to be subject to the restrictions specified in Rule 144 under the Securities Act.

Related Transactions

Class A Common Stock repurchase program. In September 2021, the Board authorized the Class A Repurchase Program, pursuant to which the Company may purchase, from time to time, up to an aggregate amount of $50 million of its shares of Class A Common Stock. Repurchases under the Class A Repurchase Program may be made in the open market, by block purchase, in privately negotiated transactions or otherwise in compliance with Rule 10b-18 under the Securities Exchange Act of 1934, as amended. The Company will not make any repurchases under the Class A Repurchase Program until after the Special Meeting.

Class B Common Stock repurchase program. On March 10, 2021, the Board approved a stock repurchase program that provides for the potential repurchase of up to $40 million of shares of the Company’s Class B Common Stock. In September 2021, the Board terminated the Class B Common Stock repurchase program.

Description of the Charter, Bylaws and Capital Stock

The Company’s Amended and Restated Articles of Incorporation, as amended (the “Charter”) currently authorizes a total of 550,000,000 shares of capital stock, $0.10 par value per share, consisting of 500,000,000 shares of common stock, 400,000,000 of which are designated Class A Common Stock and 100,000,000 of which are designated Class B Common Stock, and 50,000,000 shares of preferred stock, $0.10 par value per share.

Following the filing of the articles of merger with the Florida Secretary of State and completion of the Merger, the Charter will authorize a total of (i) 250,000,000 shares of common stock, $0.10 par value per share, 225,000,000 of which will be designated Surviving Corporation Class A Common Stock, and 25,000,000 of which will be a newly designated class of Non-Voting Class A Common Stock, and (ii) 50,000,000 shares of preferred stock, $0.10 par value per share. The Non-Voting Class A Common Stock will be identical to the Surviving Corporation Class A Common Stock in all respects except that the Non-Voting Class A Common Stock will not be entitled to vote on any matter (unless such a vote is required by applicable laws or Nasdaq regulations in a particular case).

The Merger will automatically convert each share of Class A Common Stock and Class B Common Stock outstanding at the effective time into the Applicable Consideration, and no shares of Class B Common Stock will be designated or authorized following the Merger. A copy of the post-Merger Charter is attached as an exhibit to the Merger Agreement, a form of which is attached as Annex A to this proxy statement.

Immediately following the completion of the Merger, we expect that approximately              shares of Surviving Corporation Class A Common Stock and approximately             shares of Non-Voting Class A Common Stock will be issued and outstanding, and approximately 2.5 million shares of Surviving Corporation Class A Common Stock will be reserved for issuance under the Company’s various benefit plans. Approximately              shares of Surviving Corporation Class A Common Stock would, therefore, be available for issuance from time to time thereafter for any proper corporate purpose, including stock splits, stock dividends, acquisitions, corporate restructurings, financings and benefit programs.

No further action or authorization by the shareholders will be necessary prior to the issuance of Surviving Corporation Class A Common Stock and Non-Voting Class A Common Stock in connection with the Merger, unless applicable laws or Nasdaq regulations would require such approval in a particular case. However, the Company does not have any agreements, understandings, arrangements or plans that will result in the issuance of Surviving Corporation Class A Common Stock (or Non-Voting Class A Common Stock, as the case may be), except in relation to existing benefit plans.

Appraisal Rights

If you are a holder of Class B Common Stock as of the Record Date, you are entitled to appraisal rights under the FBCA. If you do not wish to accept the Class B Consideration to be received pursuant to the terms of the Merger Agreement, you may dissent from the Merger and elect to receive the fair value of your shares of Class B Common Stock, if the Merger is approved, immediately prior to the date of the Special Meeting, excluding any appreciation or depreciation in anticipation of the Merger unless exclusion would be inequitable. This appraised value could be more than, the same as or less than the Class B Consideration.

To exercise your appraisal rights, a dissenting holder of Class B Common Stock must strictly comply with the statutory procedures of Sections 607.1301 through 607.1340 of the FBCA, a copy of which is attached to this proxy statement as Annex B. Consult with your legal counsel before electing or attempting to exercise these rights. You should read the full text of the law carefully.

By voting any of its shares for the adoption of the Merger Agreement, a holder of Class B Common Stock will have waived and relinquished any claim for appraisal rights. The Company intends to take the position with respect to any shareholder lawsuit seeking recovery outside of the appraisal rights process that any shareholder who either (i) votes for the adoption of the Merger Agreement, (ii) does not exercise appraisal rights or (iii) accepts Class B Consideration will have waived and relinquished all claims arising out of or relating to the consideration provided to the Company’s holders of Class B Common Stock under the Merger Agreement.

Holders of Class A Common Stock are not entitled to any appraisal rights.

Material U.S. Federal Income Tax Consequences

This summary describes the material United States federal income tax consequences to the Company and to shareholders resulting from the Merger and is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury Regulations (the “Regulations”) issued pursuant thereto, and published rulings and court decisions in effect as of the date hereof, all of which are subject to change. This summary does not take into account possible changes in such laws or interpretations, including amendments to the Code, applicable statutes, Regulations and proposed Regulations or changes in judicial or administrative rulings, some of which may have retroactive effect. No assurance can be given that any such changes will not adversely affect the federal income tax consequences of the Merger.

This summary does not address all aspects of the possible federal income tax consequences of the Merger and is not intended as tax advice to any person or entity. In particular, and without limiting the foregoing, this summary does not consider the federal income tax consequences to shareholders of the Company in light of their particular investment circumstances nor to shareholders subject to special treatment under the federal income tax laws, including, without limitation, financial institutions, regulated investment companies, real estate investment trusts, holders who are dealers in securities or foreign currency, traders in securities that elect to use a mark-to-market method of accounting for securities holdings, tax-exempt organizations, insurance companies, holders that received their Common Stock pursuant to the exercise of employee stock options or otherwise as compensation, persons liable for alternative minimum tax, holders who hold their Common Stock as part of a hedge, straddle, conversion, constructive sale or other integrated transaction, holders whose functional currency is not the U.S. dollar, or holders required for U.S. federal income tax purposes to conform the timing of income accruals with respect to the notes to their financial statements under Section 451(b) of the Code. In addition, this summary does not address the tax consequences of the Merger arising under the unearned income Medicare contribution tax or under the laws of any foreign, state or local jurisdiction or any U.S. federal tax consequences other than federal income taxation, including any U.S. federal estate or gift tax consequences. The discussion below neither binds nor precludes the Internal Revenue Service (the “IRS”) from adopting a position contrary to that expressed below, and the Company cannot assure holders that such a contrary position could not be asserted successfully by the IRS and adopted by a court if the position were litigated.

We will not obtain a ruling from the IRS or an opinion of counsel regarding the federal income tax consequences to the shareholders of the Company resulting from the Merger. Accordingly, you are encouraged to consult your own tax advisor regarding the specific tax consequences of the proposed Merger, including the application and effect of state, local, and foreign income and other tax laws.

This summary assumes that you are one of the following: (i) a citizen or resident of the United States; (ii) a domestic corporation; (iii) an estate the income of which is subject to United States federal income tax regardless of its source; or (iv) a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust. This summary also assumes that you have held and will continue to hold your shares as capital assets for federal income tax purposes.

You should consult your tax advisor as to the particular federal, state, local, foreign, and other tax consequences applicable to your specific circumstances.

Conversion of Class A Common Stock or Class B Common Stock into Surviving Corporation Class A Common Stock and/or Non-Voting Class A Common Stock

A shareholder whose shares of Class A Common Stock or Class B Common Stock are converted into Surviving Corporation Class A Common Stock and/or Non-Voting Class A Common Stock in the Merger should not recognize any gain or loss on the conversion for U.S. federal income tax purposes, except with respect to cash, if any, received in lieu of fractional shares, or cash, if any, that a holder receives if the Applicable Consideration into which a holder’s Class A Common Stock or Class B Common Stock, as the case may be, would be converted would be comprised of fewer than 100 shares of Surviving Corporation Class A Common Stock (each as discussed below). Each shareholder’s aggregate tax basis in the shares received or deemed received in the Merger, including any fractional share deemed received and sold for cash, as discussed below, will be an amount equal to such shareholder’s aggregate adjusted tax basis in the shares converted in the Merger. A shareholder’s holding period of the shares received or deemed received in the Merger, including any fractional share and shares of Surviving Corporation Class A Common Stock and/or Non-Voting Class A Common Stock deemed received and sold for cash, as discussed below, will include such shareholder’s holding period for the shares converted in the Merger. If a shareholder holds different blocks of Class A Common Stock or Class B Common Stock (generally, Class A Common Stock or Class B Common Stock acquired on different dates or at different prices), such shareholder should consult its tax advisor with respect to the determination of the tax bases and/or holding periods of the particular shares received in the Merger.

Cash in Lieu of Fractional Shares

A shareholder who receives cash in lieu of a fractional share of Surviving Corporation Class A Common Stock or Non-Voting Class A Common Stock, as the case may be, generally will recognize capital gain or loss in an amount equal to the difference, if any, between the amount of cash received and the shareholder’s tax basis in such fractional share, determined as described above. Any such gain or loss recognized generally will be long-term capital gain or loss if, as of the date such cash is received, the shares of Class A Common Stock and Class B Common Stock converted in the Merger were held for more than one year. The deductibility of capital losses is subject to limitations.

Cash in Lieu of Applicable Consideration That Would Be Comprised of Fewer Than 100 Shares

A shareholder who receives in the Merger cash in lieu of Applicable Consideration that would be comprised of fewer than 100 shares of Surviving Corporation Class A Common Stock generally will recognize taxable gain or loss as described below.

If (i) you receive in the Merger cash in lieu of such Applicable Consideration, (ii) you do not continue to hold any stock directly immediately after the Merger, and (iii) you are not related to any person or entity that holds stock immediately after the Merger, you generally will recognize capital gain or loss in an amount equal to the difference, if any, between the amount of cash received and your tax basis in your shares of Class A Common Stock and Class B Common Stock converted in the Merger.

If you receive in the Merger cash in lieu of such Applicable Consideration, but continue to own stock directly or indirectly immediately after the Merger you will recognize capital gain or loss in the same manner as set forth in the previous paragraph, provided that your receipt of cash either (i) is “not essentially equivalent to a dividend,” (ii) constitutes a “substantially disproportionate redemption of stock,” or (iii) constitutes a “complete termination of interest,” as described below.

(i) “Not Essentially Equivalent to a Dividend.” You will satisfy the “not essentially equivalent to a dividend” test if the reduction in your proportionate interest in the Company resulting from the Merger (taking into account for this purpose the stock owned by persons related to you) is considered a “meaningful reduction” given your particular facts and circumstances. The Internal Revenue Service has ruled that a small reduction by a minority shareholder whose relative stock interest is minimal and who exercises no control over the affairs of the corporation will satisfy this test.

(ii) “Substantially Disproportionate Redemption of Stock.” The receipt of cash in the Merger will be a “substantially disproportionate redemption of stock” for you if the percentage of the outstanding shares of stock of the Company owned by you (and by persons related to you) immediately after the Merger is (a) less than 50% of all outstanding shares and (b) less than 80% of the percentage of shares of stock owned by you (and by persons related to you) immediately before the Merger.

(iii) “Complete Termination of Interest.” To satisfy the “complete termination of interest” test, you cannot continue to hold any stock directly immediately after the Merger. If you are treated as owning shares of stock actually or constructively owned by certain individuals or entities related to you, you may still satisfy the requirements of this test if you (a) retain no interest in the corporation immediately after the Merger (including any interest as an officer, director, or employee), other than an interest as a creditor, (b) do not acquire an interest in the corporation within ten years after the date of the Merger, and (c) agree to notify the Internal Revenue Service of the acquisition of any interest in the corporation within that ten-year period. You should consult your tax advisor for details if you find that these facts describe your situation and you wish to recognize capital gain or loss on the receipt of cash for your cashed out stock.

In applying these tests, you will be treated as indirectly owning shares of stock actually or constructively owned by certain individuals and entities related to you. If your receipt of cash in lieu of stock is not treated as capital gain or loss under any of the tests, it will be treated first as ordinary dividend income to the extent of your ratable share of the Company’s current and accumulated earnings and profits, then as a tax-free return of capital to the extent of your aggregate adjusted tax basis in your shares surrendered in the Merger, and any remaining amount will be treated as capital gain. Please see “Capital Gain and Loss” and “Special Rate for Certain Dividends” in this section below. If your receipt of cash in exchange for stock is treated as ordinary dividend income, you may not receive any tax benefit from your basis in such shares.

Any such gain or loss recognized generally will be long-term capital gain or loss if, as of the date such cash is received, you held the shares of Class A Common Stock and Class B Common Stock converted for more than one year prior to the Merger.

Dissenting Shareholders

If a shareholder receives cash pursuant to the exercise of dissenters’ rights, such shareholder will recognize gain or loss, measured by the difference between the amount of cash received and the tax basis in its shares as discussed below in “Capital Gain and Loss.” A shareholder who exercises dissenters’ rights is urged to consult his or her tax advisor.

Capital Gain and Loss

For individuals, net capital gain (defined generally as your total capital gains in excess of capital losses for the year) recognized upon the sale of capital assets that have been held for more than 12 months generally will be subject to tax at a rate not to exceed 20%. Net capital gain recognized from the sale of capital assets that have been held for 12 months or less will continue to be subject to tax at ordinary income tax rates. Capital gain recognized by a corporate taxpayer will continue to be subject to tax at the ordinary income tax rates applicable to corporations. There are limitations on the deductibility of capital losses.

Special Rate for Certain Dividends

In general, dividends are taxed at ordinary income rates. However, you may qualify for a tax rate not to exceed 20% on any cash received in the Merger that is treated as a dividend as described above, if (i) you are an individual or other non-corporate shareholder, (ii) you have held the share of stock with respect to which the dividend was received for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date, as determined under the Code, and (iii) you were not obligated during such period (pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property. You are urged to consult with your tax advisor regarding your applicability for, and the appropriate federal, state, local, foreign or other tax treatment of, any such dividend income.

Backup Withholding and Information Reporting

Payments of cash to shareholders in the Merger generally will be subject to information reporting and, under certain circumstances, may be subject to backup withholding (currently, at a rate of 24%), unless such shareholder delivers a properly completed IRS Form W-9 certifying such shareholder’s correct taxpayer identification number and certain other information, or otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax. Amounts withheld under the backup withholding rules may be refunded or credited against a shareholder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

Tax Consequences of the Merger to the Company

With respect to the Merger, the Company generally should not recognize any gain or loss for U.S. federal income tax purposes. Under the Code, an “ownership change” with respect to a corporation can significantly limit the amount of pre-ownership change net operating losses (“NOLs”) and certain other tax assets that the corporation may utilize after the ownership change to offset future taxable income. Very generally, an ownership change occurs if the aggregate stock ownership of holders of at least 5% of a corporation’s stock increases by more than 50 percentage points over the preceding 3-year period. The Company does not expect the Merger to have a material impact on its NOLs or other relevant tax assets, as determined for U.S. federal income tax purposes.

THE PRECEDING DISCUSSION OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER IS GENERAL AND DOES NOT INCLUDE ALL CONSEQUENCES TO EVERY SHAREHOLDER UNDER FEDERAL, STATE, LOCAL, OR FOREIGN TAX LAWS. ACCORDINGLY, EACH SHAREHOLDER SHOULD CONSULT ITS OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO IT OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, OR FOREIGN TAX LAWS, AND OF ANY PROPOSED CHANGES IN APPLICABLE LAW.

Interests of the Company’s Directors and Executive Officers in the Merger

Our directors and executive officers may have interests in the Merger that are different from, or in addition to, yours. Messrs. Capriles, Vollmer, and Marturet each beneficially own material amounts of our Class A Common Stock and our Class B Common Stock and are expected to continue as members of the Board following the completion of the Merger. Consequently, they recused themselves from the Board’s approval of the Merger.

Vote Required

The Merger Proposal is subject to the approval of both a majority of the outstanding shares of Class A Common Stock, voting as a class, and a majority of the outstanding shares of Class B Common Stock, voting as a class.

The Merger Proposal is considered “non-routine,” and banks, brokers and certain other nominees that hold your shares in street name will not be able to cast votes on this proposal if you do not provide them with voting instructions. Please provide voting instructions to the bank, broker or other nominee that holds your shares by carefully following their instructions. Abstentions will not be counted as votes cast with regard to this proposal. Therefore, abstentions will have no effect on the outcome of this proposal. Abstentions will be counted for the purpose of determining whether a quorum is present.

Board Recommendation

The Board (excluding Messrs. Capriles, Vollmer, and Marturet, who recused themselves) has determined that the Merger Agreement is advisable, substantively and procedurally fair to, and in the best interests of, the Company and its shareholders and directed that it be submitted for adoption by the shareholders at the Special Meeting. The Board reserves the right, notwithstanding shareholder approval, and without further action by the shareholders, to determine not to proceed with the Merger, at any time prior to the filing of the articles of merger with the Florida Secretary of State, if the Board, in its sole discretion, determines that the Merger is no longer advisable, substantively and procedurally fair to, or in the best interests of the Company or its shareholders.

THE BOARD RECOMMENDS A VOTE “FOR” THE MERGER PROPOSAL.

The Board believes that the Merger Agreement and the Merger are advisable, substantively and procedurally fair to, and in the best interests of, the Company and the holders of both Common Stock and Class B Common Stock. After careful consideration, the Board (excluding Messrs. Capriles, Vollmer, and Marturet, who recused themselves), approved the Merger Agreement and the Merger. See “How does the Board recommend that I vote?”

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information with respect to the beneficial ownership of our Class A Common Stock and Class B Common Stock as of September 22 , 2021 (unless otherwise indicated), for:

•	each person whom we know to own beneficially more than 5% of our Class A Common Stock or Class B Common Stock;

•	each named executive officer and each director; and

•	all of our executive officers and directors as a group.

As of the date set forth above, we had 29,016,219 shares of Class A Common Stock outstanding and 8,471,120 shares of Class B Common Stock outstanding.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as otherwise noted in the footnotes below, each holder identified below has sole voting and investment power with respect to such securities. Unless otherwise provided, the address of each holder listed is c/o Amerant Bancorp Inc., 220 Alhambra Circle, Coral Gables, Florida 33134.

	Shares of Class A Common Stock Beneficially Owned		Shares of Class B Common Stock Beneficially Owned
Name of Beneficial Owner	Number	Percentage	Number	Percentage
Named Executive Officers and Directors (1)
Millar Wilson	166,952.00	*	—	—
Alberto Peraza (2)	13,514.00	*	—	—
Miguel Palacios	36,153.66	*	—	—
Alfonso Figueredo (3)	62,480.00	*	—	—
Frederick C. Copeland, Jr.	14,127.00	*	—	—
Gerald P. Plush	11,500.00	*	—	—
Miguel A. Capriles L. (4)	2,161,833.00	7.45%	1,772,689.00	20.93%
Pamella J. Dana	10,896.00	*	—	—
Dolores M. Lare (5)	60.00	*	—	—
Gustavo Marturet M. (6)	66,213.66	*	7,131.00	*
John W. Quill	7,656.00	*	—	—
Guillermo Villar	10,896.00	*	—	—
Gustavo J. Vollmer A. (7)	1,736,032.00	5.98%	330,312.33	3.90%
Executive officers and directors as a group (15 persons):	4,318,235.32	14.88%	2,110,132.30	24.91%
Other Greater than 5% Security Holders
Patriot Financial Partners III, L.P. (8)	2,078,289.00	7.16%	—	—
Wellington Management Group LLP (9)	1,734,460.00	5.98%	—	—
Diana Medina de Marturet (10)	1,868,653.66	6.44%	215,790.00	2.55%
BlackRock, Inc. (11)	1,633,698.00	5.63%	—	—

* Represents	less than 1% of the class.
(1)	The shares of the Named Executive Officers and Directors exclude restricted stock units and/or performance stock units that will vest beyond 60 days from September 22, 2021.

(2)

Effective March 16, 2020, Mr. Alberto Peraza resigned as Co-President & CFO of the Company. The shares reflected in this table as beneficially owned by Mr. Peraza are based on the Company’s record as of April 8, 2021, when the Company last requested Mr. Peraza confirmation of his holdings and do not take into account any transactions that may have occurred after such date. .

(3)

Effective June 30, 2021, Mr. Alfonso Figueredo retired from his position as President and Chief Operating Officer of the Company. The shares reported are based on the Company’s records as of the termination date of Mr. Figueredo’s employment and do not take into account any transactions that may have occurred after such date.

(4)

As reported in a statement on Schedule 13G filed with the SEC on February 14, 2019 by Miguel A. Capriles L. According to the filing Mr. Capriles has sole voting and dispositive power over 576,696.48 shares of Class A Common Stock and shared voting and dispositive power over 1,585,136.52 shares of Class A Common Stock. We understand that Mr. Capriles has sole voting and dispositive power over 472,767.62 shares of Class B Common Stock and shared voting and dispositive power over 1,299,921.38 shares of Class B Common Stock.

Mr. Capriles disclaims beneficial ownership over 1,585,136.52 shares of Class A Common Stock and 1,299,921.38 shares of Class B Common Stock included in the table above and held by certain of his sisters of which he has no economic interest therein.

(5)	Mrs. Lare is a partner of Patriot Financial Partners, L.P., a greater than 5% security holder of the Company’s shares of Class A Common Stock, as discussed in note 7 below.

(6)

These shares include shares directly held by Mr. Marturet as well as shares held by certain trusts and companies under common control by and/or for the benefit of Mr. Marturet and certain members of his family.

(7)

As reported in a statement on Schedule 13G/A filed with the SEC on February 12, 2021 by Gustavo J. Vollmer A. According to the filing Mr. Vollmer has sole voting and dispositive power over 757,522.90 shares of Class A Common Stock and shared voting and dispositive power over 978,509.57 shares of Class A Common Stock. We understand that Mr. Vollmer has sole voting and dispositive power over 61,811.97 shares of Class B Common Stock and shared voting and dispositive power over 330,312.31 shares of Class B Common Stock.

These shares include 1,795.66 shares of Class A Common Stock and 217.00 shares of Class B Common Stock held by Mr. Vollmer’s wife. Mr. Vollmer disclaims beneficial ownership of 976,714.00 shares of Class A Common Stock and 268,500.33 shares of Class B Common Stock included in the table above as to which he has no economic interest therein.

(8)

As reported in a statement on Schedule 13D filed with the SEC on April 4, 2019 by Patriot Financial Partners III, L.P. According to the filing, the Company’s shares of Class A Common Stock are held by the following group of entities and individuals: Patriot Financial Partners III, L.P., Patriot Financial Partners GP III, L.P., Patriot Financial Partners GP III, LLC, W. Kirk Wycoff, James J. Lynch and James F. Deutsch (together, the “Patriot Financial Group III” or “Patriot”). In March 2020, Patriot informed the Company that it had acquired an additional 78,289 shares of Class A Common Stock of the Company. At the request of the Company, on April 19, 2021, Patriot confirmed that it still held the 2,078,289 shares of Class A Common Stock of the Company detailed in the table above. The principal business address of each member of the Patriot Financial Group III is c/o Patriot Financial Partners III, L.P., Four Radnor Center 100 Matsonford Road, Suite #210 Radnor, Pennsylvania 19087.

The Patriot Financial Group III may be deemed to beneficially own, in the aggregate, 2,078,289 shares of Class A Common Stock, representing approximately 7.17% of the outstanding shares of the Company’s Class A Common Stock as of the date set forth above. We understand that each member of the Patriot Financial Group III has shared voting power and shared dispositive power with regard to such shares of Class A Common Stock.

Each member of the Patriot Financial Group III disclaims beneficial ownership of the shares of Class A Common Stock owned by Patriot Financial Partners III, L.P., except to the extent of its or his pecuniary interest therein.

(9)	As reported on Form 13-F and a Form 13-F Information Table filed with the SEC on August 16, 2021 by Wellington Management Group LLP. According to the filing the Company’s shares of Class A Common

Stock are held by the following entities (together “Wellington”): Wellington Management Company, LLP, Wellington Trust Company, N.A. and Wellington Management International LTD. According to the filing Wellington Management Company, LLP has sole voting power over 893,868 shares of Class A Common Stock, Wellington Trust Company N.A. and Wellington Management Company have sole voting power over 500,275 shares of Class A Common Stock and Wellington Management International LTD has sole voting power over 14,700 shares of Class A Common Stock. The principal business address of each member of Wellington is c/o Wellington Management Company LLP, 280 Congress Street, Boston, Massachusetts 02210.

(10)

As reported in a statement on Schedule 13G filed with the SEC on February 15, 2019 by Diana Medina de Marturet. According to the filing, Mrs. Marturet has sole voting and dispositive power over 1,800,131.66 shares of Class A Common Stock and shared voting and dispositive power over 68,522 shares of Class A Common Stock; this does not include 154,905 shares of Class A Common Stock over which Mrs. Marturet only has an economic interest. We understand that Mrs. Marturet has sole voting and dispositive power over 167,165 shares of Class B Common Stock and shared voting and dispositive power over 48,625 shares of Class B Common Stock.

Mrs. Marturet disclaims beneficial ownership of 187,331 shares of Class A Common Stock and 24,563 shares of Class B Common Stock included in the table above as to which she has no economic interest therein.

(11)

As reported in a statement on Schedule 13G filed with the SEC on February 2, 2021 by BlackRock, Inc. According to the filing, the Company’s shares of Class A Common Stock are held by BlackRock, Inc. and several of its subsidiaries (“BlackRock”). Also, according to the filing, BlackRock has sole voting power over 1,614,234 shares of Class A Common Stock and sole dispositive power over 1,633,698 shares of Class A Common Stock.

RIGHTS OF APPRAISAL

Appraisal Rights

If you are a holder of Class B Common Stock as of the Record Date, you are entitled to appraisal rights under the FBCA. If you do not wish to accept the Class B Consideration to be received pursuant to the terms of the Merger Agreement, you may dissent from the Merger and elect to receive the fair value of your shares of Class B Common Stock, if the Merger is approved, immediately prior to the date of the Special Meeting, excluding any appreciation or depreciation in anticipation of the Merger unless exclusion would be inequitable. This appraised value could be more than, the same as or less than the Class B Consideration. Holders of Class A Common Stock are not entitled to any appraisal rights with respect to the Merger Proposal.

To exercise your appraisal rights, a dissenting holder of Class B Common Stock must strictly comply with the statutory procedures of Sections 607.1301 through 607.1340 of the FBCA, a copy of which is attached to this proxy statement as Annex B. Consult with your legal counsel before electing or attempting to exercise these rights. You should read the full text of the law carefully. Each holder of Class B Common Stock who desires to assert his or her appraisal rights is cautioned that failure on his or her part to adhere strictly to the requirements of Florida law in any regard will cause a forfeiture of any appraisal rights.

By voting any of its shares for the adoption of the Merger Agreement, a holder of Class B Common Stock will have waived and relinquished any claim for appraisal rights. Based on Florida’s appraisal rights statute as well as principles of waiver and estoppel, the Company intends to take the position with respect to any shareholder lawsuit seeking recovery outside of the appraisal rights process that appraisal rights represent the exclusive remedy to challenge the Class B Consideration and that any shareholder who either (i) votes for the adoption of the Merger Agreement, (ii) does not exercise appraisal rights or (iii) accepts Class B Consideration will have waived and relinquished all claims arising out of or relating to the consideration provided to the Company’s holders of Class B Common Stock under the Merger Agreement and be barred from seeking recovery of other consideration.

BECAUSE OF THE COMPLEXITY OF THE PROVISIONS OF FLORIDA LAW RELATING TO DISSENTERS’ APPRAISAL RIGHTS, SHAREHOLDERS WHO ARE CONSIDERING DISSENTING FROM THE MERGER ARE URGED TO CONSULT THEIR OWN LEGAL ADVISORS.

DELISTING AND DEREGISTRATION OF CLASS B COMMON STOCK

If the Merger is completed, the shares of Class B Common Stock will cease to be listed on Nasdaq, and price quotations with respect to sales of shares of Class B Common Stock in the public market will no longer be available. In addition, registration of the Class B Common Stock under the Exchange Act will be terminated.

ADDITIONAL INFORMATION

Other Matters

As of the date of this proxy statement, the Board knows of no matters that will be presented for consideration at the Special Meeting other than the proposals set forth in this proxy statement. If any other matters properly come before the Special Meeting, it is intended that the persons named in the proxy will vote the shares they represent as the Board may recommend.

Shareholder Proposals for 2022 Annual Meeting

To be eligible for inclusion in the Company’s proxy statement relating to the Company’s 2022 Annual Meeting pursuant to Rule 14a-8 under the Exchange Act, shareholder proposals must be received by the Corporate Secretary of the Company no later than December 28, 2021 and must otherwise comply with Rule 14a-8. Any shareholder proposals received outside of the Rule 14a-8 procedure for consideration at the Company’s 2022 Annual Meeting must be received by the Company between February 9, 2022 and March 11, 2022. If, however, the date of the 2022 Annual Meeting is scheduled for a date more than 30 calendar days from the anniversary date of this year’s Annual Meeting, the shareholder notice described above will be deemed timely if it is received not later than the close of business on the later of the 90th calendar day prior to such Annual Meeting and the 10th calendar day after public disclosure of the date of such meeting. Such proposals must be addressed to the Corporate Secretary of the Company at 220 Alhambra Circle, Coral Gables, Florida 33134. If the Company does not receive such notice within the time frame described above, the notice will be considered untimely and the proposal may not be brought.

Method of Proxy Solicitation

We will pay all costs of preparing, assembling, printing and distributing the proxy materials. We have retained Morrow Sodali LLC to assist in soliciting proxies for a fee of approximately $12,500, plus reasonable out-of-pocket expenses. Fees for these services are calculated on a flat or per shareholder basis and will not be contingent upon the number of stockholder votes for the Merger Proposal. No fees will be paid for solicitation of any shareholder to vote in favor of the Merger Proposal. Morrow Sodali LLC will not make any recommendation regarding approval or disapproval of the Merger Proposal. Our employees may solicit proxies on behalf of our Board through the mail, in person, by telephone or by other forms of electronic communication, without additional compensation. We will reimburse brokers, banks and other nominees who hold shares of common stock in their names for the expenses of furnishing proxy materials to beneficial owners of the shares.

By Order of the Board of Directors,

/s/ Frederick C. Copeland, Jr.
Frederick C. Copeland, Jr. Chairman of the Board of Directors
, 2021

ANNEX A

FORM OF AGREEMENT AND PLAN OF MERGER

Parent-Subsidiary Merger

This Agreement and Plan of Merger (this “Agreement”) is made and entered into as of [            ], 2021 by and between Amerant Bancorp Inc., a Florida corporation (“Parent”), and Amerant Merger SPV Inc., a Florida corporation and a wholly-owned subsidiary of Parent (“Subsidiary”).

WHEREAS, Parent owns all of the issued and outstanding shares of capital stock of Subsidiary;

WHEREAS, the respective Boards of Directors of Parent and Subsidiary have each approved and adopted this Agreement and the transactions contemplated by this Agreement; and

WHEREAS, pursuant to the transactions contemplated by this Agreement, and on the terms and subject to the conditions set forth herein, Subsidiary, in accordance with the Florida Business Corporation Act (“FBCA”), shall merge with and into Parent, with Parent as the surviving corporation (the “Merger”).

NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.    Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the FBCA, Subsidiary shall merge with and into Parent as of the Effective Time (as defined below). From and after the Effective Time, the separate corporate existence of Subsidiary shall cease and Parent shall continue as the surviving corporation (in this capacity, the “Surviving Corporation”). The effects and consequences of the Merger shall be as set forth in this Agreement and the FBCA.

2.    Effective Time.

(a)    Subject to the provisions of this Agreement, the parties shall duly prepare, execute and file the articles of merger or other applicable instrument (the “Articles of Merger”) with the Secretary of State of the State of Florida with respect to the Merger. The Merger shall become effective upon the later of (i) the filing of the Articles of Merger and (ii) the date hereof (the “Effective Time”).

(b)    The Merger shall have the effects set forth in the FBCA. Without limiting the generality of the foregoing, from and after the Effective Time, (i) all the properties, rights, privileges, immunities, and franchises of Subsidiary shall vest in Parent, as the Surviving Corporation, and (ii) all debts, obligations, and other liabilities of Subsidiary shall become the debts, obligations, and liabilities of Parent, as the Surviving Corporation.

3.    Organizational Documents. In accordance with the Merger, the articles of incorporation and bylaws of the Surviving Corporation shall be as set forth on Exhibit A and Exhibit B, respectively (the “Governing Documents”), attached hereto and incorporated herein. The Governing Documents shall be effective as of the Effective Time.

4.    Directors and Officers. The directors and officers of Parent immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation from and after the Effective Time and shall hold office until the earlier of their respective death, resignation or removal or their respective successors are duly elected or appointed and qualified in the manner provided for in the Governing Documents or as otherwise provided by the FBCA.

5.    Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of Parent or Subsidiary:

(a)    each share of Parent’s Class A Common Stock (the “Parent Class A Common Stock”) shall be automatically converted into one (1) share of Surviving Corporation’s Class A Common Stock (the “Class A Common Stock”), provided, however, that if any Person, together with its Affiliates, would own, of record or as beneficial owner, more than 8.9% of the outstanding shares of Class A Common Stock following the Merger (the “Cap”), such Person’s shares of Class A Common Stock shall be converted into shares of Surviving Corporation’s Non-Voting Class A Common Stock (the “Non-Voting Class A Common Stock”), solely with respect to holdings that would be in excess of the Cap;

(b)    each share of Parent’s Class B Common Stock (the “Parent Class B Common Stock”) shall be automatically converted into 0.95 of a share of Class A Common Stock, provided, however, that if any Person, together with its Affiliates, would own, of record or as beneficial owner, more than the Cap, such Person’s shares of Class A Common Stock shall be converted into shares of Non-Voting Class A Common Stock, solely with respect to holdings that would be in excess of the Cap; and

(c)    each share of capital stock of Subsidiary that is owned by Parent or Subsidiary shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

Notwithstanding the foregoing, no fractional shares shall be issued in connection with the Merger. Any Person that would hold fractional shares as a result of the Merger shall receive a cash payment of $[        ]1 per share in lieu of such fractional shares. In addition, to the extent that a Person’s Parent Class A Common Stock or Parent Class B Common Stock, as the case may be, shall be convertible into fewer than 100 shares of Class A Common Stock pursuant to the Merger, such Person shall receive a cash payment of $[        ]2 per share in lieu of the Class A Common Stock. The determination of ownership levels in excess of the Cap shall be made by the Surviving Corporation Board of Directors in good faith.

For purposes of this Section 5:

“Affiliate” has the meaning set forth in 12 C.F.R. Section 225.2(a) or any successor provision.

“beneficial owner” means any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares (i) voting power which includes the power to vote, or to direct the voting of, such shares of capital stock; and/or (ii) investment power, which includes the power to dispose, or to direct the disposition of, such shares of capital stock.

“Person” means any individual, corporation, limited or general partnership, trust, limited liability company, association or other entity.

6.    Location of the Registered Office of Surviving Corporation. The location of the registered office of the Surviving Corporation in its jurisdiction of incorporation shall be 220 Alhambra Circle, Coral Gables, Florida 33134.

[1]

To be equivalent to the greater of (i) the average closing price of a share of Parent Class A Common Stock on the Nasdaq for the 15 trading days immediately preceding the Effective Time and (ii) the closing price of a share of Parent Class A Common Stock on the Nasdaq on the trading day immediately preceding the Effective Time.

[2]

To be equivalent to the greater of (i) the average closing price of a share of Parent Class A Common Stock on the Nasdaq for the 15 trading days immediately preceding the Effective Time and (ii) the closing price of a share of Parent Class A Common Stock on the Nasdaq on the trading day immediately preceding the Effective Time.

7.    Submission to Service of Process. The Surviving Corporation hereby consents and agrees that it may be served with process in the State of Florida in any proceeding for the enforcement of any obligation of Subsidiary, as well as the enforcement of any obligation of the Surviving Corporation arising from the Merger, and irrevocably appoints the Secretary of State of the State of Florida as its agent to accept service of process in any such suit or other proceeding. The Secretary of State of the State of Florida shall mail a copy of any such process to the Surviving Corporation at 220 Alhambra Circle, Coral Gables, Florida 33134, Attn: Ivan E. Trujillo.

8.    Entire Agreement. This Agreement, together with the Articles of Merger, constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, representations and warranties, and agreements, both written and oral, with respect to such subject matter.

9.    Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

10.    No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement.

11.    Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

12.    Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

13.    Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

14.    Governing Law and Forum. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida without giving effect to any choice or conflict of law provision or rule (whether of the State of Florida or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than those of the State of Florida. Each party irrevocably submits to the exclusive jurisdiction of any Florida court or federal court sitting in Florida and expressly waives any claims or defenses of lack of jurisdiction or of proper venue by such court.

15.    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

AMERANT BANCORP INC.

By:

Name:

Title:

AMERANT MERGER SPV INC.

By:

Name:

Title:

Exhibit A

Articles of Incorporation

See attached.

ARTICLES OF INCORPORATION

OF

AMERANT BANCORP INC.

ARTICLE I

NAME

The name of this Corporation is “Amerant Bancorp Inc.”

ARTICLE II

PURPOSE

The objects, purposes, and powers for which the Corporation is organized are as follows:

(1)

to purchase or otherwise acquire, to own and to hold the stock of banks and other corporations, and to do every act and thing covered generally by the denominations “holding corporation”, “bank holding company”, and “financial holding company”, and especially to direct the operations of other entities through the ownership of stock or other interests therein;

(2)

to purchase, subscribe for, acquire, own, hold, sell, exchange, assign, transfer, mortgage, pledge, hypothecate or otherwise transfer or dispose of stock, scrip, warrants, rights, bonds, securities or evidences of indebtedness issued or guaranteed by any other corporations, partnerships, limited liability companies, or trusts, or any bonds or evidences of indebtedness of the United States or any other country or jurisdiction, or any state, district, territory, dependency or county or subdivision or municipality thereof, and to issue and exchange therefor cash, capital stock, bonds, notes or other securities, evidences of indebtedness or obligations of the Corporation and while the owner thereof to exercise all rights, powers and privileges of ownership, including the right to vote on any shares of stock, voting trust certificates or other instruments so owned; and

(3)

to transact any business, to engage in any lawful act or activity and to exercise all powers permitted to corporations by the Florida Business Corporation Act, as the same exists or may hereafter be amended (the “FBCA”).

The enumeration herein of the objects, purposes, and powers of the Corporation shall not be deemed to exclude or in any way limit by inference any powers, objects or purposes that the Corporation is empowered to exercise, whether expressly, by purpose or by any of the laws of the State of Florida or any reasonable construction of such laws.

ARTICLE III

SHARES

3.1    General. The total number of shares (“Shares”) of capital stock that the Corporation shall have the authority to issue is 300,000,000, consisting of the following:

(1)

250,000,000 shares of common stock, consisting of 225,000,000 shares of Class A voting common stock, par value $0.10 per share (the “Common Stock”), and 25,000,000 shares of Class A non-voting common stock, par value $0.10 per share, having the powers, rights, and preferences, and the qualifications, limitations, and restrictions thereof, as set forth on Exhibit A attached hereto and incorporated herein; and

(2)	50,000,000 shares of preferred stock, $0.10 par value per share (“Preferred Stock”).

3.2    Common Stock. Subject to the provisions of any applicable law or the bylaws of the Corporation (as from time to time may be amended) (the “Bylaws”) with respect to fixing the record date for the determination of shareholders entitled to vote, and except as otherwise provided by any applicable law, in these Articles, or by the resolution or resolutions of the Board of Directors providing for the issue of any series of Preferred Stock, the holders of the Common Stock shall have and possess exclusive voting power and rights for the election of directors and for all other purposes, with each share being entitled to one vote.

3.3    Preferred Stock. The Board of Directors is hereby expressly authorized to provide for, out of the authorized but unissued shares of Preferred Stock, one or more series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers, if any, of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

3.4    Dividends. Dividends upon all classes and series of shares shall be payable only when, as and if declared by the Board of Directors from funds lawfully available therefor, which funds shall include, without limitation, the Corporation’s capital surplus. Dividends upon any class or series of Corporation shares may be paid in cash, property, or shares of any class or series or other securities or evidences of indebtedness of the Corporation or any other issuer, as may be determined by resolution or resolutions of the Board of Directors.

ARTICLE IV

BOARD OF DIRECTORS

All corporate powers of the Corporation shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors, each of whose members shall have the qualifications, if any, set forth in the Bylaws, and who need not be residents of the State of Florida. The number of directors of the Corporation (exclusive of directors to be elected by the holders of any one or more series of Preferred Stock, if any, voting as a separate voting group or groups) that shall constitute the Board of Directors shall be determined from time to time by resolution adopted by the affirmative vote of the Board of Directors, but in no event shall be fewer than 5 nor more than 15.

ARTICLE V

SPECIAL PROVISIONS

5.1    Bylaws. Subject always to such bylaws as may be adopted from time to time by the Corporation’s shareholders, the Board of Directors is expressly authorized to adopt, alter, amend and repeal the Bylaws, but any bylaw adopted by the Board of Directors may be altered, amended or repealed by the shareholders. The Bylaws or any particular bylaw may fix a greater quorum or voting requirement for shareholders (or voting groups of shareholders) than is required by the FBCA.

5.2    Special Meetings of Shareholders. Special meetings of the shareholders, for any purpose or purposes as may properly be brought before the meeting in accordance with the Bylaws, unless otherwise prescribed by statute, may be called by the Chairperson, the Chief Executive Officer, the President or any Co-President or by the Board of Directors, and shall be called by the Chief Executive Officer at the request of the holders of Shares of the Corporation’s capital stock representing not less than 25% of all votes entitled to be cast on the proposed issue or issues. Notwithstanding the foregoing, whenever holders of one or more series of Preferred Stock shall have the right, voting separately as a class or series, to elect directors, such holders may call, pursuant to the terms of such class or series of Preferred Stock, special meetings of holders of such class or series of Preferred Stock. Only business within the purpose or purposes described in the notice of the meeting may be conducted at a special meeting of the shareholders.

5.3    Shareholder Action Without a Meeting. Any action required or permitted to be taken by the holders of Common Stock must be effected at a duly called annual or special meeting of the Corporation’s shareholders and may not be effected by any consent in writing. Whenever the vote of holders of shares of any class or series other than Common Stock is required or permitted by the FBCA or these Articles, the meeting and vote of such shareholders may be dispensed with if such action is taken with the written consent of such holders representing not less than a majority of the voting power of all the capital stock of such class or series entitled to vote upon such action if a meeting were held; provided that in no case shall the written consent be by such holders having less than the minimum percentage of the vote required by the FBCA or these Articles, and further provided that prompt notice is given in writing to all such shareholders entitled to vote thereon of the taking of corporate action without a meeting and by less than unanimous written consent.

5.4    Indemnification. The Corporation shall indemnify, advance expenses, and hold harmless, to the fullest extent permitted by the FBCA and other applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative, or investigative, and whether formal or informal, by reason of the fact that he or she, or a person for whom he or she is the personal or legal representative, heir, or executor, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation or of a partnership, limited liability company, joint venture, trust, enterprise, or nonprofit entity, including service with respect to employee benefit plans, against all liability, damages, and loss suffered and expenses (including attorneys’ fees) actually and reasonably incurred by such Covered Person, provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any Covered Person in connection with any suit, action or proceeding (or part thereof) initiated by such Covered Person unless such suit, action or proceeding (or part thereof) was authorized or consented to by the Board of Directors. Any amendment, repeal, or modification of this Section 5.4 shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification. The rights to indemnification and to the advancement of expenses conferred in this Section 5.4 shall not be exclusive of any other right which any person may have or hereafter acquire under these Articles (as now or hereafter in effect), the Bylaws (as now or hereafter in effect), any statute, agreement, vote of shareholders or disinterested directors, or otherwise.

ARTICLE VI

AMENDMENT OF ARTICLES OF INCORPORATION

The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles, in the manner now or hereafter prescribed by the FBCA or these Articles, and all rights conferred upon the Corporation’s shareholders herein are granted subject to this reservation.

* * * * *

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, Amerant Bancorp Inc. has caused these Articles of Incorporation to be signed by the undersigned officer on [                    ], 2021.

AMERANT BANCORP INC.

By:
Name:
Title:

EXHIBIT A

CERTIFICATE OF DESIGNATION

OF

CLASS A NON-VOTING COMMON STOCK

OF

AMERANT BANCORP INC.

The shares of Class A Non-Voting Common Stock of the Corporation shall have the following terms and provisions:

1.	Definitions.

a.	“Affiliate” has the meaning set forth in 12 C.F.R. Section 225.2(a) or any successor provision.

b.	“Articles of Incorporation” means the Articles of Incorporation of the Corporation, as amended and in effect from time and time.

c.	“Board of Directors” means the board of directors of the Corporation.

d.	A “business day” means any day other than a Saturday or a Sunday or a day on which banks in Florida are authorized or required by law, executive order or regulation to close.

e.	“Common Stock” means the Class A voting common stock of the Corporation, par value $0.10 per share.

f.	“Conversion” has the meaning set forth in Section 5.

g.	“Corporation” means Amerant Bancorp Inc., a Florida corporation.

h.	“Dividends” has the meaning set forth in Section 3.

i.	“Liquidation Distribution” has the meaning set forth in Section 4.

j.	“Non-Voting Common Stock” has the meaning set forth in Section 2.

k.

“Permissible Transfer” means a transfer by the holder of Non-Voting Common Stock (i) to the Corporation; (ii) in a widespread public distribution of Common Stock or Non-Voting Common Stock; (iii) that is part of an offering that is not a widespread public distribution of Common Stock or Non-Voting Common Stock but is one in which no one transferee (or group of associated transferees) acquires the rights to receive two percent (2%) or more of any class of the Voting Securities of the Corporation then outstanding (including pursuant to a related series of transfers); (iv) that is part of a transfer of Common Stock or Non-Voting Common Stock to an underwriter for the purpose of conducting a widespread public distribution; (v) to a transferee that controls more than fifty percent (50%) of the Voting Securities of the Corporation without giving effect to such transfer; or (vi) that is part of a transaction approved by the Board of Governors of the Federal Reserve System.

l.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, or any other form of entity not specifically listed herein.

m.	“Voting Security” has the meaning set forth in 12 C.F.R. Section 225.2(q) or any successor provision.

2.

Designation; Number of Shares. The class of shares of capital stock hereby authorized shall be designated as “Non-Voting Common Stock”. The number of authorized shares of the Non-Voting Common Stock shall be 25,000,000 shares. The Non-Voting Common Stock shall have a par value of $0.10 per share. Each share of Non-Voting Common Stock has the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption as described herein. Each share of Non-Voting Common Stock is identical in all respects to every other share of Non-Voting Common Stock.

3.

Dividends. The Non-Voting Common Stock will rank pari passu with the Common Stock with respect to the payment of dividends or distributions, whether payable in cash, securities, options or other property, and with respect to issuance, grant or sale of any rights to purchase stock, warrants, securities or other property (collectively, the “Dividends”). Accordingly, the holders of record of Non-Voting Common Stock will be entitled to receive as, when, and if declared by the Board of Directors, Dividends in the same per share amount as paid on the Common Stock, and no Dividends will be payable on the Common Stock or any other class or series of capital stock ranking with respect to Dividends pari passu with the Common Stock unless a Dividend identical to that paid on the Common Stock is payable at the same time on the Non-Voting Common Stock in an amount per share of Non-Voting Common Stock equal to the product of (a) the per share Dividend declared and paid in respect of each share of Common Stock and (b) the number of shares of Common Stock into which such share of Non-Voting Common Stock is then convertible (without regard to any limitations on conversion of the Non-Voting Common Stock); provided, however, that if a stock Dividend is declared on Common Stock payable solely in Common Stock, the holders of Non-Voting Common Stock will be entitled to a stock Dividend payable solely in shares of Non-Voting Common Stock. Dividends that are payable on Non-Voting Common Stock will be payable to the holders of record of Non-Voting Common Stock as they appear on the stock register of the Corporation on the applicable record date, as determined by the Board of Directors, which record date will be the same as the record date for the equivalent Dividend of the Common Stock. In the event that the Board of Directors does not declare or pay any Dividends with respect to shares of Common Stock, then the holders of Non-Voting Common Stock will have no right to receive any Dividends.

4.	Liquidation.

a.

Rank. The Non-Voting Common Stock will, with respect to rights upon liquidation, winding up and dissolution, rank (i) subordinate and junior in right of payment to all other securities of the Corporation which, by their respective terms, are senior to the Non-Voting Common Stock or the Common Stock, and (ii) pari passu with the Common Stock. Not in limitation of anything contained herein, and for purposes of clarity, the Non-Voting Common Stock is subordinated to the general creditors and subordinated debt holders of the Corporation, and the depositors of the Corporation’s bank subsidiaries, in any receivership, insolvency, liquidation or similar proceeding.

b.

Liquidation Distributions. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, holders of Non-Voting Common Stock will be entitled to receive, for each share of Non-Voting Common Stock, out of the assets of the Corporation or proceeds thereof (whether capital or surplus) available for distribution to stockholders of the Corporation, subject to the rights of any Persons to whom the Non-Voting Common Stock is subordinate, a distribution (“Liquidation Distribution”) equal to (i) any authorized and declared, but unpaid, Dividends with respect to such share of Non-Voting Common Stock at the time of such liquidation, dissolution or winding up, and (ii) the amount the holder of such share of Non-Voting Common Stock would receive in respect of such share if such share had been converted into shares of Common Stock at the then applicable conversion rate at the time of such liquidation, dissolution or winding up (assuming the conversion of all shares of Non-Voting Common Stock at such time, without regard to any limitations on conversion of the Non-Voting Common Stock). All Liquidation Distributions to the holders of the Non-Voting Common Stock and Common Stock set forth in clause (ii) above will be made pro rata to the holders thereof.

c.

Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 4, the merger or consolidation of the Corporation with any other corporation or other entity, including a merger or consolidation in which the holders of Non-Voting Common Stock receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or property) of all or substantially all of the assets of the Corporation, will not constitute a liquidation, dissolution or winding up of the Corporation.

5.	Conversion.

a.	General.

i.

A holder of Non-Voting Common Stock shall be permitted to convert shares of Non-Voting Common Stock into shares of Common Stock at any time or from time to time, provided that upon such conversion the holder, together with all Affiliates of the holder, will not own or control in the aggregate more than eight point nine percent (8.9%) of the Common Stock (or of any class of Voting Securities issued by the Corporation), excluding for the purpose of this calculation any reduction in ownership resulting from transfers by such holder of Voting Securities of the Corporation (which, for the avoidance of doubt, does not include Non-Voting Common Stock). In any such conversion, each share of Non-Voting Common Stock will convert initially into one (1) share of Common Stock, subject to adjustment as provided in Section 6 below.

ii.

Each share of Non-Voting Common Stock will automatically convert into one (1) share of Common Stock, without any further action on the part of any holder, subject to adjustment as provided in Section 6 below, on the date a holder of Non-Voting Common Stock transfers any shares of Non-Voting Common Stock to a non-Affiliate of the holder in a Permissible Transfer.

iii.

To effect any permitted conversion under Section 5(a)(i) or Section 5(a)(ii), the holder shall notify the Corporation and shall provide written instructions to the Corporation as to the number of shares for which such conversion shall be effected, together with any appropriate documentation that may be reasonably required by the Corporation. Upon the provision of such notice, the Corporation will issue to such holder (in the case of a conversion under Section 5(a)(i)) or such holder’s transferee (in the case of a conversion under Section 5(a)(ii)) the number of shares of Common Stock into which the Non-Voting Common Stock has been converted.

iv.

All shares of Common Stock delivered upon conversion of the Non-Voting Common Stock shall be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, security interests, charges and other encumbrances.

b.

Reservation of Shares Issuable Upon Conversion. The Corporation will at all times reserve and keep available out of its authorized but unissued Common Stock solely for the purpose of effecting the conversion of the Non-Voting Common Stock such number of shares of Common Stock as will from time to time be sufficient to effect the conversion of all outstanding Non-Voting Common Stock; and if at any time the number of shares of authorized but unissued Common Stock will not be sufficient to effect the conversion of all then outstanding Non-Voting Common Stock, the Corporation will take such action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Common Stock to such number of shares as will be sufficient for such purpose.

c.

No Impairment. The Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such actions as may be necessary or appropriate in order to protect the conversion rights of the holders of the Non-Voting Common Stock against impairment.

6.	Adjustments.

a.

Combinations or Divisions of Common Stock. In the event that the Corporation at any time or from time to time will effect a division of the Common Stock into a greater number of shares (by stock split, reclassification or otherwise other than by payment of a Dividend in Common Stock or in any right to acquire the Common Stock), or in the event the outstanding Common Stock will be combined or consolidated, by reclassification, reverse stock split or otherwise, into a lesser number of shares of the Common Stock, then the dividend, liquidation, and conversion rights of each share of Non-Voting Common Stock in effect immediately prior to such event will, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate.

b.

Reclassification, Exchange or Substitution. If the Common Stock is changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a division or combination of shares provided for in Section 6(a) above), (1) the conversion ratio then in effect will, concurrently with the effectiveness of such transaction, be adjusted so that each share of the Non-Voting Common Stock will be convertible into, in lieu of the number of shares of Common Stock which the holders of the Non-Voting Common Stock would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equal to the product of (i) the number of shares of such other class or classes of stock that a holder of a share of Common Stock would be entitled to receive in such transaction and (ii) the number of shares of Common Stock into which such share of Non-Voting Common Stock is then convertible (without regard to any limitations on conversion of the Non-Voting Common Stock) immediately before that transaction and (2) the Dividend and Liquidation Distribution rights then in effect will, concurrently with the effectiveness of such transaction, be adjusted so that each share of Non-Voting Common Stock will be entitled to a Dividend and Liquidation Distribution right, in lieu of with respect to the number of shares of Common Stock which the holders of the Non-Voting Common Stock would otherwise have been entitled to receive, with respect to a number of shares of such other class or classes of stock equal to the product of (i) the number of shares of such other class or classes of stock that a holder of a share of Common Stock would be entitled to receive in such transaction and (ii) the number of shares of Common Stock into which such share of Non-Voting Common Stock is then convertible (without regard to any limitations on conversion of the Non-Voting Common Stock) immediately before that transaction.

c.

Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to this Section 6, the Corporation at its expense will promptly compute such adjustment or readjustment in accordance with the terms hereof. The Corporation will, upon the written request at any time of any holder of Non-Voting Common Stock, provide the holder with a document setting forth (i) such adjustments and readjustments, and (ii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Non-Voting Common Stock.

7.

Reorganization, Mergers, Consolidations or Sales of Assets. If at any time or from time to time there will be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification or exchange of shares otherwise provided for in Section 6) or a merger or consolidation of the Corporation with or into another corporation, or the sale of all or substantially all the Corporation’s properties and assets to any other Person, then, as a part of such reorganization, merger, consolidation or sale, provision will be made so that the holders of the Non-Voting Common Stock will thereafter be entitled to receive upon conversion of the Non-Voting Common Stock, the number of shares of stock or other securities or property of the Corporation, or of the successor company resulting from such merger or consolidation or sale, to which a holder of that number of shares of Common Stock deliverable upon conversion of the Non-Voting Common Stock would have been entitled to receive on such capital reorganization, merger, consolidation or sale (without regard to any limitations on conversion of the Non-Voting Common Stock).

8.

Redemption. Except to the extent a liquidation under Section 4 may be deemed to be a redemption, the Non-Voting Common Stock will not be redeemable at the option of the Corporation or any holder of Non-Voting Common Stock at any time. Notwithstanding the foregoing, the Corporation will not be prohibited from repurchasing or otherwise acquiring shares of Non-Voting Common Stock in voluntary transactions with the holders thereof, subject to compliance with any applicable legal or regulatory requirements, including applicable regulatory capital requirements. Any shares of Non-Voting Common

Stock repurchased or otherwise acquired may be reissued as additional shares of Non-Voting Common Stock.

9.	Voting Rights. The holders of Non-Voting Common Stock will not have any voting rights, except as provided for herein and as may otherwise from time to time be required by law.

10.

Protective Provisions. So long as any shares of Non-Voting Common Stock are issued and outstanding, the Corporation will not (including by means of merger, consolidation or otherwise), without obtaining the approval (by vote or written consent) of the holders of a majority of the issued and outstanding shares of Non-Voting Common Stock, (a) alter or change the rights, preferences, privileges or restrictions provided for the benefit of the holders of the Non-Voting Common Stock, (b) increase or decrease the authorized number of shares of Non-Voting Common Stock or (c) enter into any agreement, merger or business consolidation, or engage in any other transaction, or take any action that would, in any of such instances, have the effect of changing any preference or any relative or other right provided for the benefit of the holders of the Non-Voting Common Stock. In the event that the Corporation offers to repurchase shares of Common Stock, the Corporation shall offer to repurchase shares of Non-Voting Common Stock pro rata based upon the number of shares of Common Stock such holders would be entitled to receive if such shares were converted into shares of Common Stock immediately prior to such repurchase.

11.

Notices. All notices required or permitted to be given by the Corporation with respect to the Non-Voting Common Stock shall be in writing, and if delivered by first class United States mail, postage prepaid, to the holders of the Non-Voting Common Stock at their last addresses as they shall appear upon the books of the Corporation, shall be conclusively presumed to have been duly given, whether or not the holder actually receives such notice; provided, however, that failure to duly give such notice by mail, or any defect in such notice, to the holders of any stock designated for repurchase, shall not affect the validity of the proceedings for the repurchase of any other shares of Non-Voting Common Stock, or of any other matter required to be presented for the approval of the holders of the Non-Voting Common Stock.

12.

Record Holders. To the fullest extent permitted by law, the Corporation will be entitled to recognize the record holder of any share of Non-Voting Common Stock as the true and lawful owner thereof for all purposes and will not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other Person, whether or not it will have express or other notice thereof.

13.	Term. The Non-Voting Common Stock shall have perpetual term unless converted in accordance with Section 5.

14.

No Preemptive Rights. The holders of Non-Voting Common Stock are not entitled to any preemptive or preferential right to purchase or subscribe for any capital stock, obligations, warrants or other securities or rights of the Corporation, except for any such rights that may be granted by way of separate contract or agreement to one or more holders of Non-Voting Common Stock.

15.

Other Rights. The shares of Non-Voting Common Stock have no preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or rights, other than as set forth herein or as provided by applicable law.

Exhibit B

Bylaws

See attached.

AMERANT BANCORP INC.

BYLAWS

ARTICLE I

OFFICES

1.01    Principal Office. The principal office of Amerant Bancorp Inc. (the “Corporation”) shall be located in the city of Coral Gables, County of Miami-Dade, State of Florida. The Corporation may have such other offices, either within or without the State of Florida, as the Board of Directors may designate or as the business of the Corporation may from time to time require.

1.02    Registered Office. The registered office of the Corporation required by the Florida Business Corporation Act (the “FBCA”) to be maintained in the State of Florida initially will be 220 Alhambra Circle, Coral Gables, Florida 33134, but the address of the registered office may be changed from time to time by the Board of Directors and upon the Corporation notifying the Florida Secretary of State of such change.

1.03    Books and Records. Any records maintained by the Corporation in the regular course of its business, including its share ledger, books of account and minute books, may be maintained on any information storage device or method; provided that the records so kept can be converted into clearly legible paper form within a reasonable time. The Corporation shall convert any records so kept on the written request of any person entitled to inspect such records pursuant to the FBCA, and which request complies with the requirements of the FBCA, as and upon the terms determined by the Corporation to reasonably comply with the FBCA.

ARTICLE II

SHAREHOLDER MEETINGS

2.01    Annual Meeting. The annual meeting of the shareholders shall be held on a date and time set by the Board of Directors for the purpose of electing directors whose terms expire at such meeting and transacting any other business as may properly be brought before the meeting in accordance with Sections 2.03 through 2.06, unless otherwise prescribed by the FBCA and other applicable law.

2.02    Special Meetings. Special meetings of the shareholders, for any purpose or purposes as may properly be brought before the meeting in accordance with Sections 2.03 through 2.06, unless otherwise prescribed by statute, may be called by the Chairperson, the Chief Executive Officer, the President or any Co-President or by the Board of Directors, and shall be called by the Chief Executive Officer at the request of the holders of Shares of the Corporation’s capital stock (“Shares”) representing not less than 25% of all votes entitled to be cast on the proposed issue or issues. Notwithstanding the foregoing, whenever holders of one or more series of Preferred Stock shall have the right, voting separately as a class or series, to elect directors, such holders may call, pursuant to the terms of such class or series of Preferred Stock, special meetings of holders of such class or series of Preferred Stock. Only business within the purpose or purposes described in the notice of the meeting may be conducted at a special meeting of the shareholders.

2.03    Order of Business. The Chairperson, or in the absence of the Chairperson, the Chief Executive Officer of the Corporation designated from time to time by a majority of the entire Board of Directors, will call meetings of shareholders to order and will act as presiding officer thereof. Unless otherwise determined by the Board of Directors prior to the meeting, the presiding officer of any meeting of shareholders will also determine the order of business and have the authority in his or her sole discretion to determine the rules of procedure and regulate the conduct of the meeting, including without limitation by: imposing restrictions on the persons (other than shareholders of the Corporation or their duly appointed proxy holders) that may attend the meeting; ascertaining whether any shareholder or his or her proxy holder may be excluded from the meeting based upon any determination by the presiding officer, in his or her sole discretion, that any such person has disrupted or is likely to disrupt the proceedings thereat; determining the circumstances in which any person may make a statement or ask questions at the meeting; ruling on all procedural questions that may arise during or in connection with the meeting; determining whether any nomination or business proposed to be brought before the meeting has been properly brought before the meeting; and determining the time or times at which the polls for voting at the meeting will be opened and closed.

2.04    Notice of Shareholder Proposals.

(a)    At any meeting of shareholders, only such business may be conducted as has been properly brought before the meeting. To be properly brought before a meeting, business (other than the nomination of a person for election as a director, which is governed by Section 2.05, and, to the extent applicable, Section 2.06), must be (i) brought before the meeting by or at the direction of the Board of Directors or (ii) otherwise properly brought before the meeting by a shareholder who (A) has complied with all applicable requirements of this Section 2.04 and Section 2.06 in relation to such business, (B) was a shareholder of record of the Corporation at the time of giving the notice required by Section 2.06(a) holding at least 25% of the Corporation’s issued and outstanding Shares of the applicable class entitled to vote on the proposal, and is a shareholder of record of the Corporation at the time of the annual meeting, and (C) is entitled to vote at the meeting upon the proposal. The foregoing clause (ii) will be the exclusive means for a shareholder to submit business before a meeting of shareholders (other than proposals properly made in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (such act, and the rules and regulations promulgated thereunder, the “Exchange Act”) and included in the notice of meeting given by or at the direction of the Board of Directors).

(b)    To be in proper form, a shareholder’s notice to the Secretary must set forth in writing:

(1)    As to each Proposing Person (as such term is defined in Section 2.06(d)(ii)):

(A)    the name and address of such Proposing Person, as these appear on the Corporation’s stock transfer books;

(B)    the number of Shares of each class and series of the Corporation directly or indirectly beneficially owned or held of record by such Proposing Person (including any Shares of any class or series of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership, whether such right is exercisable immediately or only after the passage of time);

(C)    a representation (1) that the shareholder giving the notice is a holder of record of Corporation Shares entitled to vote at the annual meeting on the proposal and intends to appear at the annual meeting to bring such business before the annual meeting and (2) as to whether any Proposing Person intends to deliver a proxy statement and form of proxy to holders of at least the percentage of Shares of the Corporation entitled to vote and required to approve the proposal and, if so, identifying such Proposing Person;

(D)    a description of any (1) option, warrant, convertible security, stock appreciation right or similar right or interest (including any derivative securities, as defined in Securities and Exchange Commission (“SEC”) Rule 16a-1 under the Exchange Act), whether or not presently exercisable, with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of securities of the Corporation or with a value derived in whole or in part from the value of any class or series of securities of the Corporation, whether or not such instrument or right is subject to settlement in whole or in part in the underlying class or series of securities of the Corporation or otherwise, directly or indirectly held of record or owned beneficially by such Proposing Person and each other direct or indirect right or interest that may enable such Proposing Person to profit or share in any profit derived from, or to manage the risk or benefit from, any increase or decrease in the value of the Corporation’s securities, in each case regardless of whether (x) such right or interest conveys any voting rights in such security to such Proposing Person, (y) such right or interest is required to be, or is capable of being, settled through delivery of such security, or (z) such Proposing Person may have entered into other transactions that hedge the economic effect of any such right or interest (any such right or interest referred to in this clause (D) being a “Derivative Interest”);

(E)    any proxy, contract, arrangement, understanding or relationship pursuant to which the Proposing Person has a right to vote any Corporation Shares or which has the effect of increasing or decreasing the voting power of such Proposing Person;

(F)    any rights directly or indirectly held of record or beneficially by the Proposing Person to dividends on Corporation Shares that are separated or separable from the underlying Corporation Shares;

(G)    any performance-related fees (other than an asset-based fee) to which the Proposing Person may be entitled as a result of any increase or decrease in the value of Corporation Shares or Derivative Interests; and

(H)    any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required pursuant to Section 14(a) of the Exchange Act to be made in connection with a general solicitation of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting.

(2)    As to each item of business that the shareholder giving the notice proposes to bring before the annual meeting:

(A)    a description in reasonable detail of the business desired to be brought before the annual meeting and the reasons why such shareholder or any other Proposing Person believes that the taking of the action or actions proposed to be taken would be in the best interests of the Corporation and its shareholders;

(B)    a description in reasonable detail of any material interest of any Proposing Person in such business and a description in reasonable detail of all agreements, arrangements and understandings among the Proposing Persons or between any Proposing Person and any other person or entity in connection with the proposal; and

(C)    the text of the proposal or business (including the text of any resolutions proposed for consideration).

(c)    A shareholder is not entitled to have its proposal included in the Corporation’s proxy statement and form of proxy solely as a result of such shareholder’s compliance with the foregoing provisions of this Section 2.04.

(d)    If a Nominating Person does not appear at the annual meeting to present its proposal, such proposal will be disregarded (notwithstanding that proxies in respect of such proposal may have been solicited, obtained or delivered).

2.05    Notice of Director Nominations.

(a)    Subject to the rights, if any, of any series of Preferred Stock to nominate or elect directors, only persons who are nominated in accordance with the procedures set forth in this Section 2.05 will be eligible to serve as directors. Nominations of persons for election as directors of the Corporation may be made only at an annual meeting of shareholders and only (i) by or at the direction of the Board of Directors or (ii) by a shareholder who (A) has complied with all applicable requirements of this Section 2.05 and Section 2.06 in relation to such nomination, (B) was a shareholder of record of the Corporation at the time of giving the notice required by Section 2.06(a) and is a shareholder of record of the Corporation at the time of the annual meeting, and (C) is a holder of Class A Voting Common Shares who is entitled to vote on the election of directors at the annual meeting.

(b)    To be in proper form, a shareholder’s notice to the Secretary must set forth in writing:

(1)    As to each Nominating Person (as such term is defined in Section 2.06(d)(iii)), the information set forth in Section 2.04(b)(i) (except that for purposes of this Section 2.05, the term “Nominating Person” will be substituted for the term “Proposing Person” in all places where it appears in Section 2.04(b)(i) and any reference to “business” or “proposal” therein will be deemed to be a reference to the “nomination” contemplated by this Section 2.05).

(2)    As to each person whom the shareholder giving notice proposes to nominate for election as a director:

(A)    all information with respect to such proposed nominee that would be required to be set forth in a shareholder’s notice pursuant to Section 2.04(b)(i) if such proposed nominee were a Nominating Person;

(B)    all information relating to such proposed nominee that would be required to be disclosed in a proxy statement or other filing required pursuant to Section 14(a) under the Exchange Act to be made in connection with a general solicitation of proxies for an election of directors in a contested election (including such proposed nominee’s written consent to be named in the proxy statement as a nominee and to serve as a director if elected);

(C)    all information that would be required to be disclosed pursuant to SEC Regulation S-K Items 403 and 404, if the shareholder giving the notice or any other Nominating Person were the “registrant” for purposes of such rule and the proposed nominee were a director or executive officer of such registrant;

(D)    a completed questionnaire (in the form provided by the Secretary upon written request) with respect to the identity, background and qualification of the proposed nominee and the background of any other person or entity on whose behalf the nomination is being made;

(E)    a written representation and agreement (in the form provided by the Secretary upon written request) that the proposed nominee (1) is not and will not become a party to (x) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how the proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (y) any Voting Commitment that could limit or interfere with the proposed nominee’s ability to comply, if elected as a director of the Corporation, with the proposed nominee’s fiduciary duties under applicable law, (2) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (3) if elected as a director of the Corporation, the proposed nominee would be in compliance and will comply, with all applicable publicly disclosed corporate governance, ethics, conflict of interest, confidentiality and Share ownership and trading policies and guidelines of the Corporation.

(c)    The Corporation may require any proposed nominee to furnish such other information as may be reasonably required by the Corporation to determine the qualifications and eligibility of such proposed nominee to serve as a director.

(d)    A shareholder is not entitled to have its nominees included in the Corporation’s proxy statement solely as a result of such shareholder’s compliance with the foregoing provisions of this Section 2.05.

(e)    If a shareholder does not appear at the annual meeting to present its nomination, such nomination will be disregarded (notwithstanding that proxies in respect of such nomination may have been solicited, obtained or delivered).

2.06    Additional Provisions Relating to the Notice of Shareholder Business and Director Nominations.

(a)    To be timely, a shareholder’s notice required by Section 2.04(a) or 2.05(a) must be delivered to or mailed and received by the Secretary at the Corporation’s principal executive offices of the Corporation not less than 90 nor more than 120 calendar days prior to the first anniversary of the date on which the Corporation held the preceding year’s annual meeting of shareholders; provided, however, that if the date of the annual meeting is scheduled for a date more than 30 calendar days prior to or more than 30 calendar days after the anniversary of the preceding year’s annual meeting, notice by the shareholder to be timely must be so delivered not later than the close of business on the later of the 90th calendar day prior to such annual meeting and the 10th calendar day following the day on which public disclosure of the date of such meeting is first made. In no event will a recess or adjournment of an annual meeting (or any announcement of any such recess or adjournment) commence a new time period for the giving of a shareholder’s notice as described above.

(b)    A shareholder providing notice of business proposed to be brought before a meeting pursuant to Section 2.04 or notice of any nomination to be made at an annual meeting pursuant to Section 2.05 must further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to Section 2.04 or 2.05, as applicable, is true and correct at all times up to and including the date of the meeting (including any date to which the meeting is recessed, adjourned or postponed). Any such update and supplement must be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation, as promptly as practicable.

(c)    The presiding officer of any meeting will, without limiting the generality of Section 2.03, if the facts warrant, determine that a proposal was not made in accordance with the procedures prescribed by Section 2.04 and this Section 2.06 or that a nomination was not made in accordance with the procedures prescribed by Section 2.05 and this Section 2.06, and if he or she should so determine, he or she will so declare to the meeting and the defective proposal or nomination, as applicable, will be disregarded.

(d)    For purposes of these Bylaws:

(1)    “public disclosure” means disclosure in a press release reported by the Dow Jones News Service, Associated Press or successors or comparable national news service or in a document filed by the Corporation with the SEC pursuant to the Exchange Act or furnished by the Corporation to its shareholders.

(2)    “Proposing Person” means (A) the shareholder providing the notice of business proposed to be brought before an annual meeting, (B) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the annual meeting is given, and (C) any Affiliate or Associate (each within the meaning of SEC Rule 12b-2 under the Exchange Act) of such shareholder or beneficial owner.

(3)    “Nominating Person” means (A) the shareholder providing the notice of the nomination proposed made to be at an annual meeting, (B) the beneficial owner or beneficial owners, if different, on whose behalf the notice of nomination proposed to be made at the annual meeting is given, and (C) any Affiliate or Associate (each within the meaning of SEC Rule 12b-2 under the Exchange Act) of such shareholder or beneficial owner.

2.07    Shareholder Action by Consent. Any action required or permitted by the FBCA to be taken at any annual or special meeting of shareholders must be effected at a duly called and held meeting of Corporation’s shareholders and may not be effected by any consent in writing.

2.08    Place of Meeting. The Board of Directors may designate any place, either within or without the State of Florida unless otherwise prescribed by the FBCA, as the place where any annual meeting or any special meeting of shareholders shall be held. The Board of Directors may determine, in its sole discretion, to hold the meeting solely by means of remote communication. If authorized by the Board of Directors, and subject to any guidelines and procedures adopted by the Board of Directors, shareholders not physically present at a meeting of shareholders and holders of proxies representing shareholders not physically present at that meeting may, by means of remote communication, participate in, and be deemed present and vote at, a meeting of shareholders, whether held at a designated place or solely by means of remote communication.

2.09    Notice and Waiver of Notice of Shareholders’ Meeting.

(a)    Written notice stating the place, day and hour of the meeting, and a means of remote communication, if any, and, for special meetings, the purpose or purposes for which the special meeting is called, shall be given not less than 10 nor more than 60 days before the date of the meeting, either personally or by mail, electronic transmission or other electronic means, and/or publication of notice in one or more newspapers of general circulation or the equivalent, to each shareholder of record entitled to vote at such meeting, by or at the direction of the Chairperson of the Board, the Chief Executive Officer, the President or any Co-President, or the Secretary, or the officer or persons calling the meeting. If mailed, such notice shall be deemed to be delivered when (1) deposited in the United States mail postage prepaid, addressed to the shareholder at his or her address as it appears on the stock transfer books of the Corporation or (2) electronically transmitted to the shareholder. Notice may be given to shareholders sharing an address in any manner and by any means permitted by the FBCA. Any notice to shareholders may also be given by a form of electronic transmission or other electronic means consented to by the shareholder in the manner and extent permitted by the FBCA, including oral notice where reasonable under the circumstances. Except as required by statute, if an annual or special shareholders’ meeting is adjourned to a different date, time or place, notice need not be given of the new date, time or place if announced at the meeting before an adjournment is taken. Any shareholder entitled to notice of a meeting may waive such notice by signing a written waiver either before or after the date and time of the meeting set out in the notice.

(b)    Attendance of a shareholder at a meeting in person or by proxy constitutes a waiver of objection to: (1) lack of or defective notice, unless the shareholder, at the beginning of the meeting, objects to the holding of the meeting or the transaction of business at the meeting; or (2) consideration of any matter not identified in the notice, unless the shareholder objects to the consideration of such matter when presented at the meeting.

2.10    Closing of Transfer Books or Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any shareholders’ meeting or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may close the Corporation’s stock transfer books for a stated period not to exceed 70 days. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than 70 days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a shareholders’ meeting, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or transmitted electronically or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any shareholders’ meeting has been made as provided in this section, such determination shall apply to any adjournment thereof, except where the Board of Directors fixes a new record date, which must be done if the meeting is adjourned to a date more than 120 days after the original meeting date, absent a court order.

2.11    Voting Lists. The officer or agent having charge of the stock transfer books for the Corporation’s Shares shall make, at least 10 days before each shareholders’ meeting or such shorter time as exists between the record date and the meeting, a complete list of the shareholders entitled to vote at such meeting, or any adjournment thereof, arranged by name in alphabetical order for each voting group, with the address of and the number of Shares of each class and series held by each, which list shall be kept on file at the Corporation’s principal office or at the offices of the Corporation’s transfer agent and registrar, and shall be available for inspection by any shareholder at any time during usual business hours. During such period, a shareholder or the shareholder’s agent or attorney is entitled, on written demand, to inspect the list during regular business hours and at his or her expense, provided the demand is made in accordance with Section 1602 of the FCBA and otherwise is made in good faith for a proper purpose and describes with reasonable particularity the shareholder’s purpose for such inspection. Such list shall also be produced and kept open at the time and place of the meeting and shall be available for inspection by any shareholder during the whole time of the meeting or any adjournment thereof. The shareholder list shall be prima facie evidence as to the shareholders entitled to examine such list or transfer books or to vote at the shareholders’ meeting.

2.12    Quorum. Unless otherwise required by the FBCA or the Corporation’s Articles of Incorporation, as amended and in effect from time and time (the “Articles of Incorporation”), at any shareholders’ meeting, a majority of all votes entitled to be cast by the holders of the outstanding Shares of each voting group entitled to vote, represented in person or by proxy, shall constitute a quorum. If less than such number of the outstanding Shares of a voting group are represented at a meeting, a majority of the Shares of each voting group so represented or present may adjourn the meeting from time to time without further notice. Any business may be transacted at such adjourned meeting at which a quorum is present or represented that might have been transacted at the meeting as originally called.

2.13    Proxies. At all meetings of shareholders, a shareholder or his duly authorized attorney in fact may vote the shareholder’s Shares by proxy by signing an appointment form or by electronic transmission. Such appointment, or authorization to vote may be in any form or by any means authorized by the FBCA or these Bylaws. Any type of electronic transmission appearing to have been, or containing or accompanied by such information or obtained under such procedures to reasonably ensure that the electronic transmission was, transmitted by such person is a sufficient appointment, subject to the verification requested by the Corporation under FBCA Section 607.0724 or any successor thereto. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after 11 months from the date of its execution, except as otherwise provided in the proxy.

2.14    Voting. Unless these Bylaws, the Articles of Incorporation, or the FBCA provides otherwise, each outstanding share of class A voting common stock, par value $0.10 per share (the “Class A Voting Common Stock”) is entitled to one vote, in person or by proxy, on each matter that Class A Voting Common Stock is entitled to vote upon that is submitted to a vote of shareholders. If the Articles of Incorporation provide for more or less than one vote for any Share on any matter, every reference in these Bylaws to a majority or other proportion of Shares shall refer to such a majority or other proportion of votes entitled to be cast. All elections for directors shall be decided by plurality vote; all other questions shall be decided in accordance with the FBCA, except as otherwise provided in the Articles of Incorporation and these Bylaws.

ARTICLE III

BOARD OF DIRECTORS

3.01    General Powers. All corporate powers of the Corporation shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors of the Corporation, subject to any limitations set out in the Articles of Incorporation or these Bylaws. Directors must be natural persons who are 18 years of age or older but need not be (1) residents of the State of Florida, or (2) Corporation shareholders, except as required by Corporation policies.

3.02    Number, Tenure and Qualifications. The number of directors of the Corporation (exclusive of directors to be elected by the holders of any one or more series of Preferred Stock voting separately as a class or classes) that shall constitute the Board of Directors shall be determined from time to time by resolution adopted by the affirmative vote of the Board of Directors, but in no event shall be fewer than five nor more than 15. A director of the Corporation shall at all times meet the statutory and regulatory qualifications for a director of a publicly held bank holding company or financial holding company. At each annual meeting of shareholders, the holders of Shares entitled to vote in the election of directors shall elect directors to hold office until the next succeeding annual meeting or until the director’s earlier death, resignation, disqualification, or removal. Despite the expiration of a director’s term, the director shall continue to serve until his or her successor is elected and qualified or until there is a decrease in the number of directors.

3.03    Regular Meetings. A regular meeting of the newly-elected Board of Directors shall be held without other notice immediately following and at the place of each annual meeting of shareholders, at which the Board of Directors shall elect officers, appoint committees and transact any other business as shall come before the meeting. Other regular meetings of the Board of Directors shall be held at such other times and places as may from time to time be fixed by resolution of the Board of Directors. Regular meetings may be held without notice of the date, time, place, or purpose of the meeting.

3.04    Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairperson, the Chief Executive Officer or any three directors. The person or persons authorized to call special meetings of the Board of Directors may fix the place for holding any special meeting called by them.

3.05    Notice and Waiver of Notice. Notice of any special meeting shall be given at least two days in advance by written notice delivered personally, or by facsimile, telephone, electronic mail or electronic transmission or other or by United States mail to each director at his or her address in the Corporation’s records. If mailed, such notice shall be deemed to be delivered five days following the date such notice is deposited in the United States mail so addressed, with first class postage thereon prepaid. The Corporation is not required to give notice of a meeting of the Board of Directors to any director who signs a waiver of notice, either before or after the meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting and a waiver of any and all objections to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a director states, at the beginning of the meeting or promptly upon arrival at the meeting, any objection to the transaction of business on the grounds that the meeting is not lawfully called or convened.

3.06    Quorum. At any meeting of the Board of Directors, a majority of the directors then in office shall constitute a quorum for the transaction of business, but, if less than said number is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

3.07    Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, except as otherwise provided in the Articles of Incorporation, these Bylaws or Florida law.

3.08    Newly Created Directorships and Vacancies. Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board of Directors for any reason may be filled by the affirmative majority vote of the Board of Directors, although less than a quorum exists, or, if no directors remain, by the affirmative vote of not less than a majority of the Shares entitled to vote in the election of directors generally. A director elected to fill a vacancy caused by resignation, death or removal shall hold office for the unexpired term of his or her predecessor. Whenever the holders of Shares of any voting group are entitled to elect a class of one or more directors by the provisions of the Articles of Incorporation, vacancies in such class may be filled by holders of Shares of that voting group or by a majority of the directors then in office elected by such voting group or by a sole remaining director so elected. If no director elected by such voting group remains in office, unless the Articles of Incorporation provide otherwise, directors not elected by such voting group may fill such vacancies as provided for vacancies generally. A vacancy that may occur at a later date by reason of a resignation effective at a later date or upon the subsequent happening of an event may be filled before the vacancy occurs, but the new director may not take office until the vacancy occurs.

3.09    Removal of Directors. Unless the Articles of Incorporation provide that directors may be removed only for cause, a director may be removed, with or without cause, by a vote of the shareholders then entitled to vote at an election of such director, if the number of votes cast to remove such director exceeds the number of votes cast not to remove such director, at any meeting of the shareholders at which a quorum is present and the notice for which states that a purpose of the meeting is removal of such director. A director elected by a voting group of shareholders may be removed only by that voting group.

3.10    Resignation. A director may resign at any time by giving written notice to the Board of Directors, the Chairperson of the Board, the Chief Executive Officer, or the Secretary of the Corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the Board of Directors or such officer, without any need for acceptance of such resignation.

3.11    Compensation. The Board of Directors shall have the authority to fix the compensation of the directors and to reimburse the directors for the reasonable expenses of attendance, if any, for attendance at any meeting of the Board of Directors or any committee thereof. Nothing therein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of committees also may be compensated for their service on such committees.

3.12    Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless the director’s contrary vote, dissent or abstention is recorded in the minutes of the meeting, or unless the director shall file a written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall deliver such dissent to the Secretary of the Corporation after the adjournment of the meeting. A director who voted in favor of any such action shall not be entitled to claim that he has objected or dissented from such action.

3.13    Committees. The Board of Directors shall establish, by resolutions and adoption of charters, an Audit Committee, a Compensation Committee, a Corporate Governance and Nominating Committee and a Risk Committee and may, by resolutions or adoption of charters, designate or eliminate one or more other committees. Any such committee, to the extent provided in the resolutions or charters and allowed under the FBCA, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation during intervals between meetings of the Board of Directors, and may authorize the seal of the Corporation to be affixed to all papers that may require it. No such committee shall have any power or authority to approve or recommend to shareholders actions or proposals required to be approved by shareholders, fill vacancies on the Board of Directors or any committee thereof, adopt, amend, or repeal the Bylaws, authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the Board of Directors, authorize or approve the issuance or sale or contract for the sale of Shares, or determine the designation and relative rights, preferences, and limitations of a voting group, except that the Board of Directors may authorize a committee (or a senior executive officer of the Corporation) to do so acting as a pricing committee within limits specifically prescribed by the Board of Directors. Each committee designated by the Board of Directors shall keep regular minutes of its meetings and shall report the same to the Board of Directors whenever required or requested. The provisions of this Article III governing meetings, notice and waiver of notice, and quorum and voting requirements of the Board of Directors shall apply to committees and their members, as well. Each committee must have two or more members who serve at the pleasure of the Board of Directors. The Board of Directors, by resolution, may designate one or more directors as alternate members of any such committee who may act in the place and stead of any absent member or members at any meeting of such committee.

3.14    Participation by Remote Communication. Directors may participate in and act at any regular or special meeting of the Board of Directors through the use of a conference telephone, online conference service, or other means of communications by which all directors participating in the meeting can simultaneously hear each other during the meeting, and such participation shall constitute presence in person at such meeting.

3.15    Action Without a Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors or any committee thereof may be taken without a meeting if a written consent setting forth the action taken is signed by all members of the Board of Directors or committee, as the case may be, and such written consent or consents are filed with the minutes of the proceedings of the Board of Directors or of such committee. Such consents shall have the same effect as a unanimous vote of the Board of Directors or committee, as the case may be.

3.16    Conduct of Meeting. The Chairperson of the Board or the Chief Executive Officer shall preside at all meetings of the Board of Directors; provided, however, that in the absence or at the request of the Chairperson, or if there shall not be a person holding such offices, the person selected to preside at a meeting of directors by a vote of a majority of the Board of Directors present shall preside at such meeting. The Secretary or, in the absence or at the request of the Secretary, any person designated by the person presiding at a meeting of the Board of Directors shall act as secretary of such meeting.

ARTICLE IV

OFFICERS

4.01    Number. The officers of this Corporation shall consist of a Chairperson of the Board (except when a non-executive Chairperson is elected and serving pursuant to Section 4.05 below), a Vice Chairperson, if any, a Chief Executive Officer, one or more Presidents and Vice Presidents, if any, a Secretary and a Treasurer. The Chairperson shall be appointed by the Board of Directors from among the members of the Board of Directors. The Board of Directors may, but shall not be required to, appoint a Vice Chairperson of the Board from among its members. The Chief Executive Officer shall be selected by the Board of Directors from among its members. The Board of Directors may appoint one or more Presidents. The Secretary and the Treasurer shall be appointed by the Board of Directors. Such other officers and assistant officers and agents as may be deemed necessary may be elected or appointed by the Board of Directors from time to time. Any two or more offices may be held by the same person.

4.02    Election and Term of Office. The officers of the Corporation to be elected by the Board of Directors shall be elected annually at the organizational meeting of the Board of Directors held immediately after each annual shareholders’ meeting, or at such times as the Board of Directors shall determine. Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified, or until his or her earlier death, or until he or she shall resign or shall have been removed in the manner herein provided.

4.03    Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the Corporation’s best interests would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. The election or appointment of an officer does not itself create contract rights.

4.04    Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

4.05    Chairperson of the Board. The Chairperson of the Board, if one is elected and serving, shall preside at all meetings of the shareholders and of the Board of Directors. The Chairperson may, with the approval of the Board of Directors, or shall, at the Board of Directors’ direction, delegate any or all of such duties to the Chief Executive Officer or the President. In the event an independent director is elected as a “non-executive Chairperson”, such person shall not be an officer or employee of the Corporation and shall not have or exercise any powers or authority (i) of such an officer or employee, or (ii) which would preclude him or her from being an “independent” director for all Nasdaq, SEC and corporate purposes.

4.06    Vice Chairperson. The Vice Chairperson shall have such responsibilities and duties as may be assigned by the Board of Directors.

4.07    Chief Executive Officer. The Chief Executive Officer shall be the most senior officer of the Corporation, and shall be responsible for all of the operations of the Corporation, and shall report to the Board of Directors. The Chief Executive Officer shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chief Executive Officer shall, under the direction of the Board of Directors, have general supervision and direction of the other officers, employees and agents of the Corporation and shall see that their duties, as assigned by the Board of Directors, are properly performed. The Chief Executive Officer shall designate and assign the duties of the officers under his or her supervision, with the approval of the Board of Directors or at their direction. The Chief Executive Officer shall have the authority to execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation; he or she shall have the power to endorse, when sold, assigned, transferred or otherwise disposed of by the Corporation, all certificates for Shares, bonds, or other securities or evidences of indebtedness issued by other corporations, associations, trusts, whether public or private, or by any government or agency thereof, and owned or held by the Corporation and to make, execute and deliver all instruments or assignments or transfers of any such stocks, bonds, or other securities and assets. In the absence of the Chairperson of the Board, or in the event a Chairperson is not elected, the Chief Executive Officer shall have authority to do any and all things delegated to the Chairperson of the Board by the Board of Directors or by any committee of the Board of Directors having authority. The Chief Executive Officer shall have such other powers and perform such other duties as the Board of Directors may from time to time prescribe.

4.08    President. The Board of Directors may elect a President or two Co-Presidents. The President or Co-Presidents shall have supervision of the operations of the Corporation subject to the direction of the Board of Directors and the Chief Executive Officer. In the event Co-Presidents are elected or appointed by the Board of Directors, each shall have and exercise the duties and responsibilities assigned to each of them by the Board of Directors and the Chief Executive Officer and their titles may include a descriptive addition, such as Co-President and Chief Financial Officer or Co-President and Chief Operating Officer. The President or the Co-Presidents shall perform such duties and exercise such other powers as the Board of Directors or the Chief Executive Officer may prescribe or delegate. The President or each Co-President shall see that all orders and resolutions of the Board of Directors and the Chief Executive Officer are carried into effect. The President or Co-Presidents shall, under the direction of the Board of Directors and the Chief Executive Officer, have general supervision and direction of the other officers, employees and agents of the Corporation reporting to the President or a Co-President and shall see that their duties, as assigned by the Board of Directors or the Chief Executive Officer, are properly performed. The President or each Co-President shall designate and assign the duties of the officers under his or her supervision, with the approval of the Board of Directors or at their direction. The President or each Co-President shall have authority to execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation; he or she shall have power to endorse, when sold, assigned, transferred or otherwise disposed of by the Corporation, all certificates for Shares, bonds, or other securities or evidences of indebtedness issued by other corporations, associations, trusts, whether public or private, or by any government or agency thereof, and owned or held by the Corporation and to make, execute and deliver all instruments or assignments or transfers of any such stocks, bonds, or other securities.

4.09    Chief Financial Officer. Unless otherwise determined by the Board of Directors, the Chief Financial Officer shall (i) keep accurate financial records for the Corporation, (ii) provide to the Chief Executive Officer and the Board of Directors, whenever requested, an account of all transactions undertaken as the Chief Financial Officer and of the financial condition of the Corporation, and (iii) perform such other duties and exercise such other powers as the Board of Directors or the Chief Executive Officer may prescribe. The Chief Financial Officer may be a Co-President or have such other titles as may be determined by the Board of Directors or the Chief Executive Officer.

4.10    Vice Presidents. The Vice Presidents (in order of the Senior Executive Vice Presidents, Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, Assistant Vice Presidents, each class in order of the seniority of its respective members or as designated by resolution of the Board of Directors) shall, in the absence or disability of the Chairperson of the Board, the Chief Executive Officer and President or Co-Presidents, perform the duties and exercise the powers of said officers, and shall perform such other duties and exercise such other powers as the Board of Directors, the Chief Executive Officer or the President may prescribe. One or more Vice Presidents may be designated by or at the direction of the Board of Directors as “Senior Executive Vice President,” “Executive Vice President,” “Senior Vice President,” and “Vice President.”

4.11    Secretary. The Secretary, if present, shall act as secretary at all meetings of the Board of Directors and of the shareholders and keep the minutes thereof in a book or books to be provided for that purpose; shall see that all notices required to be given by the Corporation are duly given and served; shall attest any document, instrument or agreement executed by any other proper officer of the Corporation and affix the seal of the Corporation; shall have charge of the stock records of the Corporation; shall see that all reports, statements and other documents required by law are properly maintained; may sign, with any other proper officer of the Corporation thereunto authorized, certificates for Shares, securities or evidences of indebtedness of the Corporation; and, in general, shall perform all the duties incident to the office of the Secretary and such other duties as from time to time may be assigned by the Chairperson of the Board or the Board of Directors.

4.12    Treasurer. The Treasurer, if any, shall have charge and custody of and be responsible for the funds and securities of the Corporation; shall receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories and shall perform all of the duties incident to the officer of Treasurer and such other duties as from time to time may be assigned by the Chief Executive Officer or by the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of the duties of the office of Treasurer in such sum and with such surety or sureties as the Board of Directors shall determine.

4.13    Compensation. The salaries of the Corporation’s executive officers shall be fixed from time to time by or under the authority of the Board of Directors, after taking account of the recommendations of the Corporation’s Compensation Committee and in accordance with the Compensation Committee’s charter. The Board of Directors may, from time to time, delegate to any principal officer or the Compensation Committee the power to fix the salaries of other officers, agents, factors and employees. No officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the Corporation or a member of any committee contemplated by these Bylaws.

ARTICLE V

CONTRACTS, LOANS, CHECKS AND DEPOSITS

5.01    Contracts. The Board of Directors may authorize any officer or officers, or agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

5.02    Loans. Except for loans incurred in the ordinary course of business and that mature in less than 12 months, no loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authorization may be general or confined to specific instances, and may delegate authority to specific officers.

5.03    Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes or other evidences or indebtedness issued in the name of the Corporation shall be signed by such officer or officers, or agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

5.04    Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may authorize or authorize one or more of the Corporation’s officers to select.

ARTICLE VI

CERTIFICATED OR UNCERTIFICATED SHARES AND THEIR TRANSFER

6.01    Certificates or Uncertificated Shares.

(a)    Shares of the Corporation may be evidenced by certificates for Shares of stock (in such form as the Board of Directors may from time to time prescribe) or may be issued in uncertificated form. The issuance of Shares in uncertificated form shall not affect Shares already represented by a certificate until the certificate is surrendered to the Corporation. Except as expressly provided by law, there shall be no differences in the rights and obligations of shareholders based on whether or not their Shares are represented by certificates. Within a reasonable time after the issuance or transfer of uncertificated Shares, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on the certificates pursuant to the FBCA. All Shares of Corporation common stock shall be in uncertificated form.

(b)    Within a reasonable time after the issue or transfer of shares without certificates, the Corporation shall send the shareholder a written statement of the information required on certificates by FBCA Sections 607.0625 (2) and (3), and, if applicable, any restrictions on transfer, including those specified by FBCA Section 607.0627.

(c)    If certificates are issued to represent Shares, such certificates shall be signed by the President or a Co-President and the Secretary, or by such other officers authorized by law and by the Board of Directors. All certificates for Shares shall be in the form approved by the Board of Directors and shall be consecutively numbered or otherwise identified, and shall state (i) the name of the Corporation, (ii) that the Corporation is incorporated in the State of Florida, (iii) the name of the person to whom the Shares are issued, (iv) the number and class of Shares and the designation of the series, if any, the certificate represents and (v) the CUSIP number and ISIN number (if applicable) for such Shares. The name and address of the shareholders, the number of Shares and date of issue shall be entered on the stock transfer books of the Corporation or its transfer agent and registrar. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of Shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new certificate may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

6.02    Transfers of Shares. Transfer of Shares of the Corporation shall be made only (a) on the Corporation’s stock transfer books by the holder of record thereof or by his or her legal representative, who shall furnish proper evidence of authority to transfer, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the Corporation’s stock transfer agent and registrar, and (b) on surrender for cancelation of the certificate for such Shares, provided a certificate was issued.

6.03    Appointment of Transfer Agent and Registrar. The Corporation may, from time to time, appoint one or more transfer agents and registrars, which shall maintain the Corporation’s stock transfer books.

6.04    Restriction on Transfer of Shares and Other Securities. A written restriction on the transfer or registration of transfer of Shares or other securities of the Corporation, if permitted by FBCA Section 607.0627 (or any successor provision) and noted conspicuously on any certificate representing such Shares or other securities or contained in an information statement required by FBCA Section 607.0626(2) (or any successor provision), may be enforced against the holder of the restricted Shares or other securities or any successor or transferee of the holder, including an executor, administrator, trustee, guardian or other fiduciary entrusted with like responsibility for the person or estate of the holder. Stop transfer notices may be placed in the Corporation’s stock transfer books with respect to restricted Shares or other securities.

6.05    Lost Certificates. The Chairperson of the Board, the Chief Executive Officer, the President or any Co-Presidents, the Chief Financial Officer or such other officers, employees or agents as the Board of Directors or such designated officers may direct, may authorize the issuance of a new certificate in place of a certificate claimed to have been lost, destroyed or mutilated, upon receipt of an affidavit of such fact from the person claiming the loss or destruction and any other documentation satisfactory to the Board of Directors or such officer. At the discretion of the Corporation, any such claimant may be required to give the Corporation a bond in such sum as the Corporation may direct to indemnify against the loss from any claim with respect to the certificate claimed to have been lost or destroyed.

6.06    Holder of Record. Except as otherwise required by law, the Corporation may treat the person in whose name the Shares stand of record on its books as the absolute owner of the Shares and the person exclusively entitled to receive notices to shareholders, distributions in respect of Shares, and to exercise voting rights and otherwise exercise the rights, powers and privileges of ownership of such Shares.

ARTICLE VII

FISCAL YEAR

The fiscal year of the Corporation shall be the calendar year, unless otherwise determined by the Board of Directors.

ARTICLE VIII

DIVIDENDS

The Board of Directors, from time to time, may declare, and the Corporation may pay, dividends on its outstanding Shares in the manner and upon the terms and conditions provided by law and the Articles of Incorporation.

ARTICLE IX

SEAL

The seal of the Corporation shall be circular in form and shall have inscribed thereon the name of the Corporation, the year of incorporation, and the name of the state of incorporation, and may include an emblem.

ARTICLE X

WAIVER OF NOTICE

Unless otherwise provided by law, whenever any notice is required to be given to any shareholder or director of the Corporation under the provisions of these Bylaws or under the provisions of the Articles of Incorporation, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE XI

AMENDMENTS

These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by a majority of the Directors at any regular meeting of the Board of Directors, or at any special meeting of the Board of Directors when the proposed amendment has been set out in the notice of such special meeting. The shareholders may also amend the Bylaws by the affirmative vote of a majority of the Shares entitled to vote.

ARTICLE XII

INDEMNIFICATION

12.01    Indemnification in Proceedings Other Than Those By or In the Right of the Corporation. The Corporation shall indemnify, to the fullest extent permitted by the FBCA, any director of the Corporation or any officer elected by the Board of Directors (and may indemnify any other officer or any employee or agent of the Corporation) who was or is a party to any action, suit, proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, against liability incurred in connection with such proceeding, including any appeal thereof, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the Corporation’s best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, provided, however, that except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director, officer, employee, or agent in connection with any suit, action, or proceeding (or part thereof) initiated by such person unless such suit, action, or proceeding (or part thereof) was authorized or consented to by the Board of Directors. The termination of any proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner that such person reasonably believed to be in, or not opposed to, the best interests of the Corporation, or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

12.02    Indemnification in Proceedings By or In the Right of the Corporation. The Corporation shall indemnify any director of the Corporation or any officer elected by the Board of Directors (and may indemnify any other officer or any employee or agent of the Corporation) who was or is a party to any proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the Board of Directors, the estimated expense of investigating, litigating or otherwise bringing the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable unless and only to the extent that the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that such court shall deem proper.

12.03    Mandatory Indemnification of Expenses in Successful Defenses. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any proceeding referred to in Sections 12.01 or 12.02, or in defense of any claim, issue, or matter therein, such person shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith.

12.04    Determination of Propriety of Indemnification. Any indemnification under Sections 12.01 or 12.02, unless pursuant to a determination by a court, shall be made by the Corporation only upon a determination in the specific case that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Sections 12.01 or 12.02, as the case may be, and if indemnification is determined to be proper, then, in the case of proposed indemnification of any person other than a director of the Corporation or a board-elected officer, only as authorized in the specific case. Such determination or authorization shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such proceeding, (ii) if such a quorum is not obtainable, or, even if obtainable, by majority vote of a committee duly designated by the Board of Directors (in which directors who are parties may participate) consisting solely of two or more directors not at the time parties to the proceeding, (iii) by a written opinion of independent legal counsel selected by the Board of Directors as described in (i) above or by the committee as described in (ii) above, or, if a quorum of the directors cannot be obtained for (i) and the committee cannot be designated under (ii), selected by majority vote of the full Board of Directors (in which directors who are parties may participate), or (iv) by the shareholders by a majority vote of a quorum consisting of shareholders who were not parties to such proceeding or, if no such quorum is obtainable, by a majority vote of shareholders who were not parties to such proceeding.

12.05    Authorization for Indemnification. Evaluation of the reasonableness of expenses and authorization of indemnification shall be made in the same manner as the determination that indemnification is permissible, as set forth in Section 12.04, except that, if the determination of permissibility of indemnification is made by independent legal counsel, the Board of Directors or Committee of the Board of Directors who selected such independent legal counsel in accordance with Section 12.04(iii) shall evaluate the reasonableness of expenses and may authorize indemnification.

12.06    Advancement of Expenses. Expenses incurred by a director of the Corporation or any officer in defending a civil or criminal proceeding shall be paid by the Corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article XII. Such expenses incurred by other officers, employees or agents of the Corporation may, at the discretion of the Board of Directors, be paid in advance upon such terms or conditions, including receipt of the undertaking to repay as described above, as the Board of Directors deems appropriate.

12.07    Non-Exclusivity of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article XII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled, and the Corporation may make any other or further indemnification or advancement of expenses of any of its directors, officers, employees or agents, under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action by such a director, officer, employee or agent in such person’s official capacity and as to action in another capacity while holding such office or position; provided, however, that indemnification shall not be made to or on behalf of, and any advancement of expenses shall be repaid by, any director, officer, employee or agent for expenses, penalties or other payments incurred in an administrative proceeding or action instituted by an appropriate regulatory agency, if the proceeding or action results in a final order assessing civil money penalties or requiring affirmative action by an individual or individuals in the form of payments to the Corporation; and provided further that indemnification or advancement of expenses shall not be made to or on behalf of any director, officer, employee or agent if a judgment or other final adjudication establishes that such person’s actions, or omissions to act, were material to the cause of action so adjudicated and constitute:

(a)    a violation of the criminal law, unless the director, officer, employee or agent had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful;

(b)    a transaction from which the director, officer, employee or agent derived an improper personal benefit;

(c)    in the case of a director, a circumstance under which the liability provisions of FBCA Section 607.0834 (or any successor provision) are applicable; or

(d)    willful misconduct or a conscious disregard for the best interests of the Corporation in a proceeding by or in the right of the Corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

12.08    Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under this Article XII.

12.09    Exculpation for Monetary Damages. A director shall not be held personally liable to the Corporation, its shareholders or any other persons for monetary damages for breach of his or her fiduciary duty as a director, including any statement, vote, decision or failure to act, regarding corporate management or policy to the fullest extent permitted now or hereafter by FBCA Section 607.0831 (or any successor provision). Any repeal or modification of this Section 12.09 by the shareholders of the Corporation shall not adversely affect any right of protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification. If the FBCA hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended FBCA.

12.10    Meaning of Certain Terms for Purposes of Article XII. For purposes of this Article XII, references to the “Corporation” shall include, in addition to the resulting corporation, any constituent corporation or other entity or enterprise (including any constituent of a constituent) absorbed in a consolidation or merger that, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation or other entity or enterprise, or who is or was serving at the request of such constituent corporation or other entity or enterprise as a director, officer, employee or agent of another corporation, partnership joint venture, trust or other enterprise shall stand in the same position under this Article XII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article XII, references to “other enterprises” shall include employee benefit plans; references to “expenses” shall include reasonable attorney’s fees and charges, including those for appeal; references to “liability” shall include obligations to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to any employee benefit plan), and expenses actually and reasonably incurred with respect to a proceeding; references to “proceeding” shall include any threatened, pending or completed action, suit, or other type of proceeding, whether civil, criminal, administrative (including without limitation regulatory or self-regulatory) or investigative and whether formal or informal; references to “agent” shall include a volunteer; references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation that imposes duties on, or involves services by, such director, officer, employee, or agent, including duties relating to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article XII.

12.11    Survival of Indemnification, Exculpation for Monetary Damages and Advancement of Expenses. The indemnification, exculpation for monetary damages and advancement of expenses provided by, or granted pursuant to, this Article XII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators, and personal and legal representatives of such a person.

12.12    Severability. In the event that any of the provisions of this Article XII (including any provision within a single section, paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions are severable and shall remain enforceable to the fullest extent permitted by law.

ARTICLE XIII

DEFINITIONS

Terms defined in the Articles of Incorporation have the same meanings when used in these Bylaws.

ANNEX B

Florida Business Corporation Act Appraisal Rights Statutes (Sections 607.1301 to 607.1340)

607.1301    Appraisal rights; definitions.—The following definitions apply to ss. 607.1301-607.1340:

(1)    “Accrued interest” means interest at the rate agreed to by the corporation and the shareholder asserting appraisal rights, or at the rate determined by the court to be equitable, which rate may not be greater than the rate of interest determined for judgments pursuant to s. 55.03; however, if the court finds that the shareholder asserting appraisal rights acted arbitrarily or otherwise not in good faith, no interest shall be allowed by the court.

(2)    “Affiliate” means a person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, another person or is a senior executive of such person. For purposes of paragraph (6)(a), a person is deemed to be an affiliate of its senior executives.

(3)    “Corporate action” means an event described in s. 607.1302(1).

(4)    “Corporation” means the domestic corporation that is the issuer of the shares held by a shareholder demanding appraisal and, for matters covered in ss. 607.1322-607.1340, includes the domesticated eligible entity in a domestication, the covered eligible entity in a conversion, and the survivor of a merger.

(5)    “Fair value” means the value of the corporation’s shares determined:

(a)    Immediately before the effectiveness of the corporate action to which the shareholder objects.

(b)    Using customary and current valuation concepts and techniques generally employed for similar businesses in the context of the transaction requiring appraisal, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable to the corporation and its remaining shareholders.

(c)    Without discounting for lack of marketability or minority status.

(6)    “Interested transaction” means a corporate action described in s. 607.1302(1), other than a merger pursuant to s. 607.1104, involving an interested person in which any of the shares or assets of the corporation are being acquired or converted. As used in this definition:

(a)    “Interested person” means a person, or an affiliate of a person, who at any time during the 1-year period immediately preceding approval by the board of directors of the corporate action:

1.    Was the beneficial owner of 20 percent or more of the voting power of the corporation, other than as owner of excluded shares;

2.    Had the power, contractually or otherwise, other than as owner of excluded shares, to cause the appointment or election of 25 percent or more of the directors to the board of directors of the corporation; or

3.    Was a senior executive or director of the corporation or a senior executive of any affiliate of the corporation, and will receive, as a result of the corporate action, a financial benefit not generally available to other shareholders as such, other than:

a.    Employment, consulting, retirement, or similar benefits established separately and not as part of or in contemplation of the corporate action;

b.    Employment, consulting, retirement, or similar benefits established in contemplation of, or as part of, the corporate action that are not more favorable than those existing before the corporate action or, if more favorable, that have been approved on behalf of the corporation in the same manner as is provided in s. 607.0832; or

c.    In the case of a director of the corporation who, in the corporate action, will become a director or governor of the acquirer or any of its affiliates, rights and benefits as a director or governor that are provided on the same basis as those afforded by the acquirer generally to other directors or governors of such entity or such affiliate.

(b)    “Beneficial owner” means any person who, directly or indirectly, through any contract, arrangement, or understanding, other than a revocable proxy, has or shares the power to vote, or to direct the voting of, shares; except that a member of a national securities exchange is not deemed to be a beneficial owner of securities held directly or indirectly by it on behalf of another person if the member is precluded by the rules of the exchange from voting without instruction on contested matters or matters that may affect substantially the rights or privileges of the holders of the securities to be voted. When two or more persons agree to act together for the purpose of voting their shares of the corporation, each member of the group formed thereby is deemed to have acquired beneficial ownership, as of the date of the agreement, of all shares having voting power of the corporation beneficially owned by any member of the group.

(c)    “Excluded shares” means shares acquired pursuant to an offer for all shares having voting power if the offer was made within 1 year before the corporate action for consideration of the same kind and of a value equal to or less than that paid in connection with the corporate action.

(7)    “Preferred shares” means a class or series of shares the holders of which have preference over any other class or series of shares with respect to distributions.

(8)    “Senior executive” means the chief executive officer, chief operating officer, chief financial officer, or any individual in charge of a principal business unit or function.

(9)    Notwithstanding s. 607.01401(67), “shareholder” means a record shareholder, a beneficial shareholder, and a voting trust beneficial owner.

History.—s. 118, ch. 89-154; s. 21, ch. 2003-283; s. 2, ch. 2005-267; s. 161, ch. 2019-90; s. 41, ch. 2020-32; s. 2, ch. 2021-13.

607.1302    Right of shareholders to appraisal.—

(1)    A shareholder of a domestic corporation is entitled to appraisal rights, and to obtain payment of the fair value of that shareholder’s shares, in the event of any of the following corporate actions:

(a)    Consummation of a domestication or a conversion of such corporation pursuant to s. 607.11921 or s. 607.11932, as applicable, if shareholder approval is required for the domestication or the conversion;

(b)    Consummation of a merger to which such corporation is a party:

1.    If shareholder approval is required for the merger under s. 607.1103 or would be required but for s. 607.11035, except that appraisal rights shall not be available to any shareholder of the corporation with respect to shares of any class or series that remains outstanding after consummation of the merger where the terms of such class or series have not been materially altered; or

2.    If such corporation is a subsidiary and the merger is governed by s. 607.1104;

(c)    Consummation of a share exchange to which the corporation is a party as the corporation whose shares will be acquired, except that appraisal rights shall not be available to any shareholder of the corporation with respect to any class or series of shares of the corporation that is not acquired in the share exchange;

(d)    Consummation of a disposition of assets pursuant to s. 607.1202 if the shareholder is entitled to vote on the disposition, except that appraisal rights shall not be available to any shareholder of the corporation with respect to shares or any class or series if:

1.    Under the terms of the corporate action approved by the shareholders there is to be distributed to shareholders in cash the corporation’s net assets, in excess of a reasonable amount reserved to meet claims of the type described in ss. 607.1406 and 607.1407, within 1 year after the shareholders’ approval of the action and in accordance with their respective interests determined at the time of distribution; and

2.    The disposition of assets is not an interested transaction;

(e)    An amendment of the articles of incorporation with respect to a class or series of shares which reduces the number of shares of a class or series owned by the shareholder to a fraction of a share if the corporation has the obligation or the right to repurchase the fractional share so created;

(f)    Any other merger, share exchange, disposition of assets, or amendment to the articles of incorporation, in each case to the extent provided as of the record date by the articles of incorporation, bylaws, or a resolution of the board of directors providing for appraisal rights, except that no bylaw or board resolution providing for appraisal rights may be amended or otherwise altered except by shareholder approval;

(g)    An amendment to the articles of incorporation or bylaws of a corporation, the effect of which is to adversely affect the interest of the shareholder by altering or abolishing appraisal rights under this section;

(h)    With regard to a class of shares prescribed in the articles of incorporation in any corporation as to which that particular class of shares was in existence prior to October 1, 2003, including any shares within that class subsequently authorized by amendment, and for classes of shares authorized on or after October 1, 2003, in any corporation with 100 or fewer shareholders, any amendment of the articles of incorporation if the shareholder is entitled to vote on the amendment and if such amendment would adversely affect such shareholder by:

1.    Altering or abolishing any preemptive rights attached to any of his, her, or its shares;

2.    Altering or abolishing the voting rights pertaining to any of his, her, or its shares, except as such rights may be affected by the voting rights of new shares then being authorized of any existing or new class or series of shares;

3.    Effecting an exchange, cancellation, or reclassification of any of his, her, or its shares, when such exchange, cancellation, or reclassification would alter or abolish the shareholder’s voting rights or alter his, her, or its percentage of equity in the corporation, or effecting a reduction or cancellation of accrued dividends or other arrearages in respect to such shares;

4.    Reducing the stated redemption price of any of the shareholder’s redeemable shares, altering or abolishing any provision relating to any sinking fund for the redemption or purchase of any of his, her, or its shares, or making any of his, her, or its shares subject to redemption when they are not otherwise redeemable;

5.    Making noncumulative, in whole or in part, dividends of any of the shareholder’s preferred shares which had theretofore been cumulative;

6.    Reducing the stated dividend preference of any of the shareholder’s preferred shares; or

7.    Reducing any stated preferential amount payable on any of the shareholder’s preferred shares upon voluntary or involuntary liquidation;

(i)    An amendment of the articles of incorporation of a social purpose corporation to which s. 607.504 or s. 607.505 applies;

(j)    An amendment of the articles of incorporation of a benefit corporation to which s. 607.604 or s. 607.605 applies;

(k)    A merger, domestication, conversion, or share exchange of a social purpose corporation to which s. 607.504 applies; or

(l)    A merger, domestication, conversion, or share exchange of a benefit corporation to which s. 607.604 applies.

(2)    Notwithstanding subsection (1), the availability of appraisal rights under paragraphs (1)(a), (b), (c), (d), (e), (f), and (h) shall be limited in accordance with the following provisions:

(a)    Appraisal rights shall not be available for the holders of shares of any class or series of shares which is:

1.    A covered security under s. 18(b)(1)(A) or (B) of the Securities Act of 1933;

2.    Not a covered security, but traded in an organized market (or subject to a comparable trading process) and has at least 2,000 shareholders and the outstanding shares of such class or series have a market value of at least $20 million, exclusive of the value of outstanding shares held by the corporation’s subsidiaries, by the corporation’s senior executives, by the corporation’s directors, and by the corporation’s beneficial shareholders and voting trust beneficial owners owning more than 10 percent of the outstanding shares; or

3.    Issued by an open end management investment company registered with the Securities and Exchange Commission under the Investment Company Act of 1940 and which may be redeemed at the option of the holder at net asset value.

(b)    The applicability of paragraph (a) shall be determined as of:

1.    The record date fixed to determine the shareholders entitled to receive notice of the meeting of shareholders to act upon the corporate action requiring appraisal rights, the record date fixed to determine the shareholders entitled to sign a written consent approving the corporate action requiring appraisal rights, or, in the case of an offer made pursuant to s. 607.11035, the date of such offer; or

2.    If there will be no meeting of shareholders, no written consent approving the corporate action, and no offer made pursuant to s. 607.11035, the close of business on the day before the consummation of the corporate action or the effective date of the amendment of the articles, as applicable.

(c)    Paragraph (a) is not applicable and appraisal rights shall be available pursuant to subsection (1) for the holders of any class or series of shares where the corporate action is an interested transaction.

(d)    For the purposes of subparagraph (a)2., a comparable trading process exists if:

1.    The market price of the corporation’s shares is determined at least quarterly based on an independent valuation and by following a formalized process that is designed to determine a value for the corporation’s shares that is comparable to the value of comparable publicly traded companies; and

2.    The corporation repurchases the shares at the price set by its board of directors based upon the independent valuation and subject to certain terms and conditions established by the corporation and provides the corporation’s shareholders with a trading market comparable to that typically available had the corporation’s shares been traded in an organized market.

(3)    Notwithstanding any other provision of this section, the articles of incorporation as originally filed or any amendment to the articles of incorporation may limit or eliminate appraisal rights for any class or series of preferred shares, except that:

(a)    No such limitation or elimination shall be effective if the class or series does not have the right to vote separately as a voting group, alone or as part of a group, on the action or if the action is a domestication under s. 607.11920 or a conversion under s. 607.11930, or a merger having a similar effect as a domestication or conversion in which the domesticated eligible entity or the converted eligible entity is an eligible entity; and

(b)    Any such limitation or elimination contained in an amendment to the articles of incorporation that limits or eliminates appraisal rights for any of such shares that are outstanding immediately before the effective date of such amendment or that the corporation is or may be required to issue or sell thereafter pursuant to any conversion, exchange, or other right existing immediately before the effective date of such amendment shall not apply to any corporate action that becomes effective within 1 year after the effective date of such amendment if such action would otherwise afford appraisal rights.

History.—s. 119, ch. 89-154; s. 5, ch. 94-327; s. 31, ch. 97-102; s. 22, ch. 2003-283; s. 1, ch. 2004-378; s. 3, ch. 2005-267; s. 5, ch. 2014-209; s. 162, ch. 2019-90; s. 42, ch. 2020-32; s. 3, ch. 2021-13.

607.1303    Assertion of rights by nominees and beneficial owners.—

(1)    A record shareholder may assert appraisal rights as to fewer than all the shares registered in the record shareholder’s name but owned by a beneficial shareholder or a voting trust beneficial owner only if:

(a)    The record shareholder objects with respect to all shares of the class or series owned by the beneficial shareholder or the voting trust beneficial owner;

(b)    The particular beneficial shareholder or voting trust beneficial owner acquired all such shares before the record date established under s. 607.1321 in connection with the applicable corporate action; and

(c)    The record shareholder notifies the corporation in writing of its name and address (if the record shareholder beneficially owns the shares as to which appraisal rights are being asserted) or notifies the corporation in writing of the name and address of the particular beneficial shareholder or voting trust beneficial owner on whose behalf appraisal rights are being asserted.

The rights of a record shareholder who asserts appraisal rights for only part of the shares held of record in the record shareholder’s name under this subsection shall be determined as if the shares as to which the record shareholder objects and the record shareholder’s other shares were registered in the names of different record shareholders.

(2)    A beneficial shareholder and a voting trust beneficial owner may assert appraisal rights as to shares of any class or series held on behalf of the shareholder only if such shareholder:

(a)    Submits to the corporation the record shareholder’s written consent to the assertion of such rights no later than the date referred to in s. 607.1322(2)(b)2.

(b)    Does so with respect to all shares of the class or series that are beneficially owned by the beneficial shareholder or the voting trust beneficial owner.

(c)    Acquired all shares of the class or series before the record date established under s. 607.1321 in connection with the applicable corporate action.

History.—s. 23, ch. 2003-283; s. 163, ch. 2019-90; s. 43, ch. 2020-32; s. 4, ch. 2021-13.

607.1320    Notice of appraisal rights.—

(1)    If a proposed corporate action described in s. 607.1302(1) is to be submitted to a vote at a shareholders’ meeting, the meeting notice (or, where no approval of such action is required pursuant to s. 607.11035, the offer made pursuant to s. 607.11035) must state that the corporation has concluded that shareholders are, are not, or may be entitled to assert appraisal rights under this chapter. If the corporation concludes that appraisal rights are or may be available, a copy of ss. 607.1301-607.1340 must accompany the meeting notice or offer sent to those record shareholders entitled to exercise appraisal rights.

(2)    In a merger pursuant to s. 607.1104, the parent corporation must notify in writing all record shareholders of the subsidiary who are entitled to assert appraisal rights that the corporate action became effective. Such notice must be sent within 10 days after the corporate action became effective and include the materials described in s. 607.1322.

(3)    If a proposed corporate action described in s. 607.1302(1) is to be approved by written consent of the shareholders pursuant to s. 607.0704:

(a)    Written notice that appraisal rights are, are not, or may be available must be sent to each shareholder from whom a consent is solicited at the time consent of such shareholder is first solicited, and, if the corporation has concluded that appraisal rights are or may be available, a copy of ss. 607.1301-607.1340 must accompany such written notice; and

(b)    Written notice that appraisal rights are, are not, or may be available must be delivered, at least 10 days before the corporate action becomes effective, to all nonconsenting and nonvoting shareholders, and, if the corporation has concluded that appraisal rights are or may be available, a copy of ss. 607.1301-607.1340 must accompany such written notice.

(4)    Where a corporate action described in s. 607.1302(1) is proposed or a merger pursuant to s. 607.1104 is effected, and the corporation concludes that appraisal rights are or may be available, the notice referred to in subsection (1), paragraph (3)(a), or paragraph (3)(b) must be accompanied by:

(a)    Financial statements of the corporation that issued the shares that may be or are subject to appraisal rights, consisting of a balance sheet as of the end of the fiscal year ending not more than 16 months before the date of the notice, an income statement for that fiscal year, and a cash flow statement for that fiscal year; however, if such financial statements are not reasonably available, the corporation must provide reasonably equivalent financial information; and

(b)    The latest available interim financial statements, including year-to-date through the end of the interim period, of such corporation, if any.

(5)    The right to receive the information described in subsection (4) may be waived in writing by a shareholder before or after the corporate action is effected.

History.—s. 120, ch. 89-154; s. 35, ch. 93-281; s. 32, ch. 97-102; s. 24, ch. 2003-283; s. 164, ch. 2019-90; s. 44, ch. 2020-32.

607.1321    Notice of intent to demand payment.—

(1)    If a proposed corporate action requiring appraisal rights under s. 607.1302 is submitted to a vote at a shareholders’ meeting, a shareholder who wishes to assert appraisal rights with respect to any class or series of shares:

(a)    Must have beneficially owned the shares of such class or series as of the record date for the shareholders’ meeting at which the proposed corporate action is to be submitted to a vote;

(b)    Must deliver to the corporation before the vote is taken written notice of the shareholder’s intent, if the proposed corporate action is effectuated, to demand payment for all shares of such class or series beneficially owned by the shareholder as of the record date for the shareholders’ meeting at which the proposed corporate action is to be submitted to a vote; and

(c)    Must not vote, or cause or permit to be voted, any shares of such class or series in favor of the proposed corporate action.

(2)    If a proposed corporate action requiring appraisal rights under s. 607.1302 is to be approved by written consent, a shareholder who wishes to assert appraisal rights with respect to any class or series of shares:

(a)    Must have beneficially owned the shares of such class or series as of the record date established for determining who is entitled to sign a written consent;

(b)    Must assert such appraisal rights for all shares of such class or series beneficially owned by the shareholder as of the record date for determining who is entitled to sign the written consent; and

(c)    Must not sign a consent in favor of the proposed corporate action with respect to that class or series of shares.

(3)    If a proposed corporate action specified in s. 607.1302(1) does not require shareholder approval pursuant to s. 607.11035, a shareholder who wishes to assert appraisal rights with respect to any class or series of shares:

(a)    Must have beneficially owned the shares of such class or series as of the date the offer to purchase is made pursuant to s. 607.11035;

(b)    Must deliver to the corporation before the shares are purchased pursuant to the offer a written notice of the shareholder’s intent to demand payment if the proposed corporate action is effected for all shares of such class or series beneficially owned by the shareholder as of the date the offer to purchase is made pursuant to s. 607.11035; and

(c)    Must not tender, or cause or permit to be tendered, any shares of such class or series in response to such offer.

(4)    A shareholder who may otherwise be entitled to appraisal rights but does not satisfy the requirements of subsection (1), subsection (2), or subsection (3) is not entitled to payment under this chapter.

History.—s. 25, ch. 2003-283; s. 7, ch. 2004-378; s. 165, ch. 2019-90; s. 5, ch. 2021-13.

607.1322    Appraisal notice and form.—

(1)    If a proposed corporate action requiring appraisal rights under s. 607.1302(1) becomes effective, the corporation must deliver a written appraisal notice and form required by paragraph (2)(a) to all shareholders who satisfied the requirements of s. 607.1321(1), (2), or (3). In the case of a merger under s. 607.1104, the parent must deliver a written appraisal notice and form to all record shareholders who may be entitled to assert appraisal rights.

(2)    The appraisal notice must be delivered no earlier than the date the corporate action became effective, and no later than 10 days after such date, and must:

(a)    Supply a form that specifies the date that the corporate action became effective and that provides for the shareholder to state:

1.    The shareholder’s name and address.

2.    The number, classes, and series of shares as to which the shareholder asserts appraisal rights.

3.    That the shareholder did not vote for or consent to the transaction.

4.    Whether the shareholder accepts the corporation’s offer as stated in subparagraph (b)4.

5.    If the offer is not accepted, the shareholder’s estimated fair value of the shares and a demand for payment of the shareholder’s estimated value plus accrued interest, if and to the extent applicable.

(b)    State:

1.    Where the form must be sent and where certificates for certificated shares must be deposited and the date by which those certificates must be deposited, which date may not be earlier than the date by which the corporation must receive the required form under subparagraph 2.

2.    A date by which the corporation must receive the form, which date may not be fewer than 40 nor more than 60 days after the date the subsection (1) appraisal notice and form are sent, and state that the shareholder shall have waived the right to demand appraisal with respect to the shares unless the form is received by the corporation by such specified date.

3.    The corporation’s estimate of the fair value of the shares.

4.    An offer to each shareholder who is entitled to appraisal rights to pay the corporation’s estimate of fair value set forth in subparagraph 3.

5.    That, if requested in writing, the corporation will provide to the shareholder so requesting, within 10 days after the date specified in subparagraph 2., the number of shareholders who return the forms by the specified date and the total number of shares owned by them.

6.    The date by which the notice to withdraw under s. 607.1323 must be received, which date must be within 20 days after the date specified in subparagraph 2.

(c)    If not previously provided, be accompanied by a copy of ss. 607.1301-607.1340.

History.—s. 26, ch. 2003-283; s. 166, ch. 2019-90; s. 6, ch. 2021-13.

607.1323    Perfection of rights; right to withdraw.—

(1)    A shareholder who receives notice pursuant to s. 607.1322 and who wishes to exercise appraisal rights must sign and return the form received pursuant to s. 607.1322(1) and, in the case of certificated shares, deposit the shareholder’s certificates in accordance with the terms of the notice by the date referred to in the notice pursuant to s. 607.1322(2)(b)2. Once a shareholder deposits that shareholder’s certificates or, in the case of uncertificated shares, returns the signed forms, that shareholder loses all rights as a shareholder, unless the shareholder withdraws pursuant to subsection (2).

(2)    A shareholder who has complied with subsection (1) may nevertheless decline to exercise appraisal rights and withdraw from the appraisal process by so notifying the corporation in writing by the date set forth in the appraisal notice pursuant to s. 607.1322(2)(b)6. A shareholder who fails to so withdraw from the appraisal process may not thereafter withdraw without the corporation’s written consent.

(3)    A shareholder who does not sign and return the form and, in the case of certificated shares, deposit that shareholder’s share certificates if required, each by the date set forth in the notice described in s. 607.1322(2), shall not be entitled to payment under ss. 607.1301-607.1340.

History.—s. 27, ch. 2003-283; s. 167, ch. 2019-90.

607.1324    Shareholder’s acceptance of corporation’s offer.—

(1)    If the shareholder states on the form provided in s. 607.1322(1) that the shareholder accepts the offer of the corporation to pay the corporation’s estimated fair value for the shares, the corporation shall make such payment to the shareholder within 90 days after the corporation’s receipt of the form from the shareholder.

(2)    Upon payment of the agreed value, the shareholder shall cease to have any right to receive any further consideration with respect to such shares.

History.—s. 28, ch. 2003-283; s. 168, ch. 2019-90.

607.1326    Procedure if shareholder is dissatisfied with offer.—

(1)    A shareholder who is dissatisfied with the corporation’s offer as set forth pursuant to s. 607.1322(2)(b)4. must notify the corporation on the form provided pursuant to s. 607.1322(1) of that shareholder’s estimate of the fair value of the shares and demand payment of that estimate plus accrued interest, if and to the extent applicable.

(2)    A shareholder who fails to notify the corporation in writing of that shareholder’s demand to be paid the shareholder’s stated estimate of the fair value plus accrued interest, if and to the extent applicable, under subsection (1) within the timeframe set forth in s. 607.1322(2)(b)2. waives the right to demand payment under this section and shall be entitled only to the payment offered by the corporation pursuant to s. 607.1322(2)(b)4.

(3)    With respect to a shareholder who properly makes demand for payment pursuant to subsection (1), at any time after the shareholder makes such demand, including during a court proceeding under s. 607.1330, the corporation shall have the right to prepay to the shareholder all or any portion of the amount that the corporation determines to be due under s. 607.1322(2)(b)3. and the shareholder shall be obligated to accept such prepayment.

(a)    If such prepayment is made within 90 days after the earlier of the date on which the appraisal notice is provided by the corporation under s. 607.1322(1) or the deadline date by which the appraisal notice is required to be provided by the corporation under s. 607.1322(2), accrued interest will be payable, if at all, to the shareholder entitled to appraisal rights, calculated and accrued from the date on which the corporate action became effective and only on amounts that are determined to be due to the shareholder and are above the amount so prepaid. Accrued interest will not be payable to the shareholder entitled to appraisal rights on the prepayment previously made to the shareholder by the corporation pursuant to this paragraph.

(b)    If such prepayment is made more than 90 days after the earlier of the date on which the appraisal notice is provided by the corporation under s. 607.1322(1) or the deadline date by which the appraisal notice is required to be provided by the corporation under s. 607.1322(2), the prepayment must include accrued interest on the amount of the prepayment, calculated at the rate of interest determined for judgments pursuant to s. 55.03 and calculated and accrued from the date that the corporate action became effective through the date of the prepayment previously made to the shareholder by the corporation pursuant to this paragraph. In addition, accrued interest will be payable to the shareholder entitled to appraisal rights on such amounts, if any, determined to be due to the shareholder in excess of the prepaid amount, calculated and accrued from the date on which the corporate action became effective.

History.—s. 29, ch. 2003-283; s. 169, ch. 2019-90; s. 7, ch. 2021-13.

607.1330    Court action.—

(1)    If a shareholder makes demand for payment under s. 607.1326 which remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest, if and to the extent applicable, calculated and accrued from the date the corporate action became effective and taking into account the amount of any prepayment previously made to the shareholder by the corporation pursuant to s. 607.1326(3). If the corporation does not commence the proceeding within the 60-day period, any shareholder who has made a demand pursuant to s. 607.1326 may commence the proceeding in the name of the corporation.

(2)    The proceeding shall be commenced in the circuit court in the applicable county. If by virtue of the corporate action becoming effective the entity has become a foreign eligible entity without a registered office in this state, the proceeding shall be commenced in the county in this state in which the principal office or registered office of the domestic corporation merged with the foreign eligible entity was located immediately before the time the corporate action became effective. If such entity has, and immediately before the corporate action became effective had, no principal or registered office in this state, then the proceeding shall be commenced in the county in this state in which the corporation has, or immediately before the time the corporate action became effective had, an office in this state. If such entity has, or immediately before the time the corporate action became effective had, no office in this state, the proceeding shall be commenced in the county in which the corporation’s registered office is or was last located.

(3)    All shareholders, whether or not residents of this state, whose demands remain unsettled shall be made parties to the proceeding as in an action against their shares. The corporation shall serve a copy of the initial pleading in such proceeding upon each shareholder party who is a resident of this state in the manner provided by law for the service of a summons and complaint and upon each nonresident shareholder party by registered or certified mail or by publication as provided by law.

(4)    The jurisdiction of the court in which the proceeding is commenced under subsection (2) is plenary and exclusive. If it so elects, the court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers shall have the powers described in the order appointing them or in any amendment to the order. The shareholders demanding appraisal rights are entitled to the same discovery rights as parties in other civil proceedings. There shall be no right to a jury trial.

(5)    Each shareholder entitled to appraisal rights who is made a party to the proceeding is entitled to judgment for the amount of the fair value of such shareholder’s shares as found by the court, plus accrued interest, if and to the extent applicable and as found by the court, taking into account the amount of any prepayment previously made to the shareholder by the corporation pursuant to s. 607.1326(3).

(6)    The corporation shall pay each such shareholder the amount found to be due within 10 days after final determination of the proceedings. Upon payment of the judgment, the shareholder shall cease to have any rights to receive any further consideration with respect to such shares other than any amounts ordered to be paid for court costs and attorney fees under s. 607.1331.

History.—s. 2, ch. 2004-378; s. 170, ch. 2019-90; s. 8, ch. 2021-13.

607.1331    Court costs and counsel fees.—

(1)    The court in an appraisal proceeding shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the shareholders demanding appraisal, in amounts the court finds equitable, to the extent the court finds such shareholders acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

(2)    The court in an appraisal proceeding may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

(a)    Against the corporation and in favor of any or all shareholders demanding appraisal if the court finds the corporation did not substantially comply with ss. 607.1320 and 607.1322; or

(b)    Against either the corporation or a shareholder demanding appraisal, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

(3)    If the court in an appraisal proceeding finds that the services of counsel for any shareholder were of substantial benefit to other shareholders similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to such counsel reasonable fees to be paid out of the amounts awarded the shareholders who were benefited.

(4)    To the extent the corporation fails to make a required payment pursuant to s. 607.1324, the shareholder may sue directly for the amount owed and, to the extent successful, shall be entitled to recover from the corporation all costs and expenses of the suit, including attorney fees.

History.—s. 30, ch. 2003-283; s. 98, ch. 2004-5; s. 171, ch. 2019-90.

607.1332    Disposition of acquired shares.—

Shares acquired by a corporation pursuant to payment of the agreed value thereof or pursuant to payment of the judgment entered therefor, as provided in this chapter, may be held and disposed of by such corporation as authorized but unissued shares of the corporation, except that, in the case of a merger or share exchange, they may be held and disposed of as the plan of merger or share exchange otherwise provides. The shares of the survivor into which the shares of such shareholders demanding appraisal rights would have been converted had they assented to the merger shall have the status of authorized but unissued shares of the survivor.

History.—s. 31, ch. 2003-283; s. 172, ch. 2019-90.

607.1333    Limitation on corporate payment.—

(1)    No payment shall be made to a shareholder seeking appraisal rights if, at the time of payment, the corporation is unable to meet the distribution standards of s. 607.06401. In such event, the shareholder shall, at the shareholder’s option:

(a)    Withdraw his, her, or its notice of intent to assert appraisal rights, which shall in such event be deemed withdrawn with the consent of the corporation; or

(b)    Retain his, her, or its status as a claimant against the corporation and, if it is liquidated, be subordinated to the rights of creditors of the corporation, but have rights superior to the shareholders not asserting appraisal rights, and if the corporation is not liquidated, retain his, her, or its right to be paid for the shares, which right the corporation shall be obliged to satisfy when the restrictions of this section do not apply.

(2)    The shareholder shall exercise the option under paragraph (1)(a) or paragraph (1)(b) by written notice filed with the corporation within 30 days after the corporation has given written notice that the payment for shares cannot be made because of the restrictions of this section. If the shareholder fails to exercise the option, the shareholder shall be deemed to have withdrawn his or her notice of intent to assert appraisal rights.

History.—s. 32, ch. 2003-283; s. 173, ch. 2019-90; s. 45, ch. 2020-32.

607.1340    Other remedies limited.—

(1)    A shareholder entitled to appraisal rights under this chapter may not challenge a completed corporate action for which appraisal rights are available unless such corporate action was either:

(a)    Not authorized and approved in accordance with the applicable provisions of this chapter; or

(b)    Procured as a result of fraud, a material misrepresentation, or an omission of a material fact necessary to make statements made, in light of the circumstances in which they were made, not misleading.

(2)    Nothing in this section operates to override or supersede the provisions of s. 607.0832.

History.—s. 174, ch. 2019-90; s. 46, ch. 2020-32.

Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card.

Online Go to www.envisionreports.com/AMTB or scan the QR code — login details are located in the shaded bar below.

Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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A	Proposals—The Board of Directors recommends a vote FOR Proposal 1.

		For	Against	Abstain
2.	Proposal 1—The “Merger Proposal”. Proposal to adopt the Agreement and Plan of Merger (as amended from time to time, the “Merger Agreement”), entered into between the Company and its newly-created, wholly-owned subsidiary, Amerant Merger SPV Inc.	☐	☐	☐	3.	Proposal 2—Other Business. To transact such other business as may properly come before the Special Meeting or any adjournments thereof.

B	Authorized Signatures—This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
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03IQVB

The Special Meeting of Shareholders of Amerant Bancorp Inc. will be held on

Monday, November 15, 2021 at 4:30 P.M. Eastern Time, virtually via the internet at https://meetnow.global/MUCQ7FN.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

Important notice regarding the availability of proxy materials for the Special Meeting of Shareholders to be held on November 15, 2021.

The material is available at: www.envisionreports.com/AMTB

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy—Amerant Bancorp Inc.	+

Notice of The Special Meeting of Shareholders

Proxy Solicited by Board of Directors for Special Meeting—November 15, 2021

Frederick C. Copeland, Jr. and Gerald P. Plush, the Proxies, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Shareholders of Amerant Bancorp Inc. to be held on November 15, 2021 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR item 1.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C	Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.

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